SCHEDULE 14A
                         SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant [X]
Filed by the Party other than the Registrant []
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

 ............................................................
         The Interpublic Group of Companies, Inc.
 ............................................................
     (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction
          applies:
     .........................................................
     2)   Aggregate number of securities to which transaction
          applies:
     .........................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
     .........................................................
     4)   Proposed maximum aggregate value of transaction:
     .........................................................
     .........................................................
     5)   Total fee paid:
     .........................................................

PAGE

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: ..........
     2) Form, Schedule or Registration Statement No.: .........
     3) Filing Party: ...............
     4) Date Filed: ..........

PAGE

               THE INTERPUBLIC GROUP OF COMPANIES, INC.
                     1271 Avenue of the Americas
                      New York, New York  10020





                              April 19, 1996


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc., to be held at 9:00 A.M. Eastern Time, on Monday, May 20, 1996. The meeting will be held in the Auditorium of the Equitable Center, 787 Seventh Avenue, New York, New York.

     The business to be considered is described in the attached notice of the meeting and Proxy Statement.

     In addition to these matters, there will be a report on the affairs of the Company, an opportunity for questions and comments by stockholders and a showing of selected commercials recently produced by the Company's subsidiaries.

     We hope you will be able to attend.

                              Sincerely,




                              Philip H. Geier, Jr.
                              Chairman of the Board
                              and Chief Executive Officer

PAGE

               THE INTERPUBLIC GROUP OF COMPANIES, INC.
                     1271 Avenue of the Americas
                      New York, New York  10020
                      _________________________

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held May 20, 1996


     The Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc. (the "Company") will be held in the Auditorium of the Equitable Center, 787 Seventh Avenue, New York, New York, on Monday, May 20, 1996, at 9:00 A.M., Eastern Time, for the following purposes:

     1.   To elect 10 directors;

     2.   To consider and act upon a proposal to adopt the 1996
          Stock Incentive Plan of the Company;

     3. To consider and act upon a proposal to amend the Company's Outside Directors' Stock Option Plan;

     4. To consider and act upon a proposal to confirm the appointment of Price Waterhouse LLP ("Price
          Waterhouse"), as independent accountants of the Company for the year 1996;

     5. To consider and act upon a proposed stockholder resolution regarding Northern Ireland; and

     6. To transact such other business as may properly come before the meeting and any adjournment thereof.
PAGE

     The close of business on March 25, 1996, has been designated as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournment thereof.

                              By Order of the Board of Directors,



                              Nicholas J. Camera
                              Secretary

Dated: April 19, 1996




          Whether or not you plan to attend the meeting in person, please fill in, sign, date and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. The proxy is revocable, so that you may still vote your shares in person if you attend the meeting and wish to do so.

PAGE

                  THE INTERPUBLIC GROUP OF COMPANIES, INC.
                             -----------
                           PROXY STATEMENT
                             -----------
                               GENERAL


INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Management") of The
Interpublic Group of Companies, Inc. ("Interpublic" or the
"Company") of proxies to be voted at the Annual Meeting of Stockholders, which will be held in the Auditorium of The
Equitable Center, 787 Seventh Avenue, New York, New York, at 9:00
A.M., Eastern Time, on Monday, May 20, 1996.

     The address of the Company's principal executive office is 1271 Avenue of the Americas, New York, NY 10020. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about April 19, 1996. The Company's Annual Report to Stockholders was first sent to stockholders on or about March 29, 1996.

     Any proxy given in response to this solicitation may be revoked at any time before it has been exercised. The giving of the proxy will not affect your right to vote in person if you attend the meeting. If you do not attend the Annual Meeting, or if you attend but do not vote in person, the shares represented by your proxy will be voted in accordance with your specification with respect to the matters set forth in items (1) through (5) and in the discretion of the person voting your proxy with respect to any other matter arising and voted upon at the meeting. Any duly executed proxy that omits such specification will be voted FOR the election of Management's nominees for director, FOR the adoption of the 1996 Stock Incentive Plan, FOR the amendment to the Outside Directors' Stock Option Plan, FOR the confirmation of Price Waterhouse LLP ("Price Waterhouse") as independent accountants and AGAINST the stockholder resolution regarding Northern Ireland. Stockholders have no appraisal rights with respect to the matters being acted upon.
PAGE

OUTSTANDING SHARES

     The record date for the Annual Meeting is March 25, 1996. The outstanding capital stock of the Company at the close of business on March 25, 1996, consisted of 79,128,246 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters that are submitted to a vote of stockholders at the meeting. Set forth below is information as to direct and indirect "beneficial ownership" (as that term is defined in rules of the Securities and Exchange Commission) of Common Stock of the Company as of December 29, 1995, by persons who on the basis of data available to the Company had beneficial ownership of more than 5% of the Common Stock of the Company:

                                   Amount
                                   and Nature of   Percent
Name and Address                   Beneficial      of
of Beneficial Owner                Ownership <F1>  Class

The Capital Group Companies, Inc.  10,585,810<F2>   13.5%
and subsidiaries
333 South Hope Street
Los Angeles, CA  90071


<F1> The Securities and Exchange Commission rules deem a person to be the beneficial owner of a security (for purposes of the proxy statement disclosure) if that person has or shares either or both voting or investment power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days -- for example, through the exercise of a stock option. Under these standards more than one person may be the beneficial owner of a security.

<F2> Information was obtained from Schedule 13G filed with the
     Securities and Exchange Commission by The Capital Group Companies, Inc. ("Capital") on or about February 9, 1996. It is reported by Capital that neither Capital nor any of its affiliates owns for its own account shares of Interpublic. Capital has sole dispositive power over
PAGE

     10,585,810 shares of Interpublic, and sole voting power with respect to 4,611,110 of those shares. Accounts under discretionary management of the following investment management companies owned by Capital hold shares of Interpublic in the following amounts: Capital Guardian Trust Company and a related entity - 5,314,660 shares; Capital International Limited - 293,800 shares; Capital International, Inc. - 6,780 shares; Capital International, S.A., and other operating subsidiaries - 425,560 shares and Capital Research and Management Company - 4,545,000 shares. Capital also reported that the number of shares held includes 155,000 shares resulting from the assumed conversion of Interpublic's 3.75% Convertible Subordinated Debentures due April 1, 2002.

     The following table gives the direct and indirect
"beneficial ownership" of Common Stock of the Company as of March
25, 1996 of each director, of each nominee for election as a director, of each executive officer named in the Summary
Compensation Table below, and of all directors and executive officers of the Company as a group:


                               Common          Options
Name of                         Stock         Exercisable
Beneficial Owner              Ownership      Within 60 Days

Eugene P. Beard                250,666            179,710
Frank J. Borelli                   500               -
John J. Dooner, Jr.            154,194             32,500
Philip H. Geier, Jr.           561,638            394,358
Frank B. Lowe                  297,878               -
Leif H. Olsen                      400               -
Martin F. Puris                514,961               -
Allen Questrom                    -                  -
J. Phillip Samper                1,400               -
Joseph J. Sisco                  1,600               -
All directors and
 executive officers
 as a group                  1,870,479            716,652

PAGE

<F3> Stock ownership includes restricted stock awarded under the
     1986 Stock Incentive Plan. Common Stock ownership in column one, together with options exercisable within 60 days in column two, constitute the entire direct and indirect beneficial ownership of Common Stock of each of the named persons and the group.

<F4> No person nor the group named in the foregoing table has beneficial ownership of more than 1% of the outstanding shares of Common Stock except, that Mr. Geier owns 1.2% of the outstanding Common Stock and the directors and executive officers as a group own 3.24%.

<F5> Except for shares of the Company's Common Stock held by
     Messrs. Lowe and Puris, the beneficial ownership shown is direct. The shares shown as beneficially owned by Mr. Lowe include 2,436 shares that he holds indirectly through a trust, as to which he disclaims beneficial ownership. The shares beneficially owned by Mr. Puris include 42,588 shares of the Company's Common Stock that are owned by his spouse of which he is the indirect beneficial owner.


VOTING

     Election of directors shall be decided by a plurality of the votes cast by the holders of shares of Common Stock present in person or by proxy at the meeting and entitled to vote. Approval of the proposals described in Items 2 through 5 will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. The Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each tabulated separately and are counted toward the quorum. For Items 2 through 5, shares that are the subject of an abstention on a particular matter are counted, whereas shares that are the subject of a broker non-vote on a particular matter are not counted, as shares entitled to vote on such matter.
PAGE

  STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders scheduled to be held on May 19, 1997, must be received by the Company by December 26, 1996, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.


                1. ELECTION OF DIRECTORS

     The nominees of the Management for election as directors of the Company at the Annual Meeting will hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier death, resignation or removal. Certain information concerning each nominee is provided below. All of the nominees are presently serving as directors of the Company. The Management believes that all of the nominees will be available and able to serve as directors. However, if for any reason any of these persons should not be available or are unable to serve, proxies will be voted for the remainder of those nominated and, unless the size of the Board of Directors is reduced, for such substituted nominee as shall be designated by the Management.

     The following information with respect to the principal occupation or employment, recent employment history, age and directorships in public and certain other companies at February 29, 1996, has been furnished or confirmed to the Company by the respective nominees.

     McCann-Erickson Worldwide, Ammirati Puris Lintas Worldwide and The Lowe Group, which are referred to herein, are worldwide advertising agency systems owned by Interpublic.


     EUGENE P. BEARD has been Vice Chairman-Finance and
Operations and Chief Financial Officer of the Company since 1995 and previously was Executive Vice President-Finance and Operations and Chief Financial Officer of the Company from 1985 to 1995. Mr. Beard has been a director of Interpublic since
1982.
PAGE

He is a director of National Westminster Bancorp Inc., 59 Wall
Street Fund, Inc., All American Communications, Inc. and
Micrografx, Inc.  Age 60.

Chairman of the Finance Committee.  Member of the Executive
Policy Committee.


     FRANK J. BORELLI has been Senior Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc. since 1984. He is a director of Marsh & McLennan Companies, Inc., Mid Ocean Limited and United Water Resources, Inc. Mr. Borelli is Vice Chairman and a Director of the Financial Executives Institute and is also a Trustee of the New York City Chapter of the National Multiple Sclerosis Society and the Nyack Hospital. Mr. Borelli has been a director of Interpublic since 1995. Age 60.

Member of the Audit, Compensation and Finance Committees.


     JOHN J. DOONER, JR. has been Chairman and Chief Executive Officer of McCann-Erickson Worldwide since 1995 and previously was Chief Executive Officer of McCann-Erickson Worldwide from 1994 to 1995. From 1992 to 1994, Mr. Dooner was President of McCann-Erickson Worldwide. He served as President of McCann-Erickson North America from 1988-1992. Mr. Dooner has been a director of Interpublic since 1995. Age 47.


     PHILIP H. GEIER, JR., Chairman of the Board and Chief
Executive Officer of the Company, has been a director of Interpublic since 1975. Mr. Geier was elected Chairman and Chief
Executive Officer of the Company in 1980. Mr. Geier is a director of Fiduciary Trust Company International and Woolworth
Corporation.  Age 61.

Chairman of the Executive Policy Committee. Member of the Finance and Nominating Committees.
PAGE

     FRANK B. LOWE, Chairman of The Lowe Group, has been a director of Interpublic since 1990. Mr. Lowe has served as Chairman of The Lowe Group since its founding in 1981. Age 54.


     LEIF H. OLSEN, President of Leif H. Olsen Investments, Inc., economic consultants and financial managers, has been a director of Interpublic since 1972. Mr. Olsen was Senior Vice President and Economist of First National City Bank (now Citibank, N.A.) until 1978, when he became Chairman of the Economic Policy Committee of Citibank N.A., a post he held until 1985. He is a trustee of Atlantic Mutual Insurance Company and a director of its affiliate Centennial Insurance Company. Age 70.

Chairman of the Compensation Committee.  Member of the Audit,
Executive Policy and Finance Committees.


     MARTIN F. PURIS, Chairman, Chief Executive Officer and Chief Creative Officer of Ammirati Puris Lintas Worldwide as of July 1, 1995, has been a director of Interpublic since 1995. From August 1994 until July 1995, Mr. Puris was Vice Chairman of Ammirati Puris Worldwide and Chief Executive Officer of Ammirati Puris Lintas, Inc., both of which are subsidiaries of Interpublic. Mr. Puris, a founder of Ammirati & Puris Inc., has been with that company since its inception in 1974, and was its President and Chief Executive Officer from 1974 to 1994 when Interpublic acquired that advertising agency. Age 57.


     ALLEN QUESTROM, has been Chairman and Chief Executive
Officer of Federated Department Stores, Inc. since 1990. He is a director of Federated Department Stores, Inc. Mr. Questrom has been a director of Interpublic since 1995. Age 55.

     Member of the Compensation and Nominating Committees.
PAGE

     J. PHILLIP SAMPER, formerly Chairman and Chief Executive Officer of Cray Research, Inc. during 1995, has been a director of Interpublic since 1990. Mr. Samper was formerly President of Sun Microsystems Computer Corporation from 1994 to 1995. Mr. Samper was Vice Chairman and Executive Officer of the Eastman Kodak Company from 1986 to 1989 and a member of the Board of Directors from 1983 to 1989. He was President and Chief Executive Officer of Kinder-Care Learning Centers from 1990 to 1991. Mr. Samper is a director of Armstrong World Industries, Inc. and Sylvan Learning Systems, Inc. Age 61.

Chairman of the Nominating Committee. Member of the Compensation and Executive Policy Committees.


     JOSEPH J. SISCO, Partner, Sisco Associates, international management consultants based in Washington D.C., has been a director of Interpublic since 1979. Dr. Sisco served as President and subsequently as Chancellor of The American University from 1976 to 1981. Prior thereto, he had been with the United States State Department for more than 25 years. His last position there was Under Secretary of State for Political Affairs. Dr. Sisco is a director of Braun A.G., Government Securities, Inc., Raytheon Company and Tenneco Inc. Age 76.

Chairman of the Audit Committee.  Member of the Compensation,
Executive Policy and Finance Committees.


PRINCIPAL COMMITTEES OF THE BOARD OF DIRECTORS

     Executive Policy Committee -- The Executive Policy Committee is authorized to exercise all powers of the Board of Directors which under Delaware law and the By-Laws of the Company may properly be delegated to a committee while the Board of Directors is not in session, except certain powers that have been delegated to other committees of the Board of Directors. The Executive Policy Committee did not hold any meetings in 1995.

     Finance Committee -- The Finance Committee is authorized to review the financial affairs of the Company and make recommendations with respect thereto to the Board of Directors.
PAGE

It also approves capital budgets, guarantees of obligations of subsidiaries and affiliates and certain capital transactions (including mergers and acquisitions), and is the committee which administers the Interpublic Retirement Account Plan. The Finance Committee held 13 meetings in 1995.

     Audit Committee -- The Audit Committee, whose members cannot be officers or employees of the Company, is responsible for the selection and retention of, subject to the approval of the Board of Directors, and the approval of the annual compensation of, the Company's independent accountants. The Audit Committee confers with the independent accountants and from time to time reports to the Board of Directors upon the scope of the auditing of the books and accounts of the Company. It also reviews and examines the procedures and methods employed in the Company's internal audit program. It reviews and submits to the Board of Directors, as soon as possible after the close of each fiscal year, the consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, of stockholders' equity and of cash flows. The Audit Committee held 2 meetings in 1995.

     Compensation Committee -- The Compensation Committee is responsible for approving the compensation paid by the Company or any of its subsidiaries to directors who are employees of the Company or of any such subsidiary. For these purposes, compensation is deemed to include: (1) salary, (2) deferred compensation, (3) bonuses and other extra compensation of all types, including awards under the Company's Management Incentive Compensation Plan and the 1986 Stock Incentive Plan, (4) insurance paid for by the Company or any of its subsidiaries other than group plans, (5) annuities and individual retirement arrangements, (6) stock options, (7) grants under the Long-Term Performance Incentive Plan and (8) Special Deferred Benefit Arrangements. It is the committee that administers the Long-Term Performance Incentive Plan, the Management Incentive Compensation Plan, the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the Employee Stock Purchase Plan (1995). The Compensation Committee held 7 meetings in 1995.
PAGE

     Nominating Committee -- The Nominating Committee is responsible for recommending to the Board of Directors the persons to be nominated for election to the Board of Directors at the Annual Meeting of Stockholders or any special meeting of stockholders or to be selected by the Board of Directors to fill any vacancy or any additional position created by the Board of Directors. Stockholders who desire to recommend nominees may do so by writing to the Secretary of the Company at the Company's principal executive office set forth in the second paragraph on page 1 of this Proxy Statement. Any such recommendation should be submitted prior to December 31 of the year preceding the Annual Meeting of Stockholders in question, and the recommendation will be given consideration by the Nominating Committee. The Nominating Committee held 2 meetings in 1995.


ATTENDANCE AT BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors of the Company held 6 meetings in 1995 and committees of the Board held a total of 24 meetings. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which the director served in 1995.


DIRECTORS' FEES

     Each director who is not an employee of the Company or one of its subsidiaries receives an annual retainer of $24,000 for serving as a director, an annual retainer of $2,000 for each committee on which he or she serves, a fee of $1,000 for each meeting of the Board attended, a fee of $1,000 for each committee meeting attended other than on a Board meeting day, and $1,000 for each committee meeting attended after the first Board or committee meeting on any day. The Chairman of the Compensation Committee receives an additional $3,000 per year and the Chairman of each of the Audit and Nominating Committees receives an additional $2,500.
PAGE

     Effective June 1, 1994, an outside director with at least five years of service has been entitled to receive an annual retirement benefit under the Interpublic Outside Directors' Pension Plan (the "Outside Directors' Pension Plan"). In general, the benefit becomes payable in the month following the month the director leaves the Board. The benefit is equal to the amount of the annual retainer paid to the director in the year in which he or she ceased to serve as a director and will be paid for the same number of years as the director's years of service, up to a maximum of 15 years. In the event of the death of a director with a vested retirement benefit, the then present value of the director's unpaid retirement benefits will be paid to the surviving spouse or the estate of the director.

     Effective December 31, 1995, the Outside Directors' Pension Plan was terminated, except to the extent benefits have been accrued prior to termination. As a result there will be no further accruals for the benefit of existing directors under the Outside Directors' Pension Plan for 1996 and subsequent years. Any director with fewer than five years of service on the date of termination will not receive any benefits under the Plan.

     In 1994, the stockholders of the Company approved the Interpublic Outside Directors' Stock Option Plan (the "Outside Directors' Plan"). Effective June 1, 1994, the Outside Directors' Plan provides for the issuance on the first Friday in June in each year to each outside director serving on that date of options to purchase shares of Common Stock having an aggregate fair market value of $30,000 on the date of grant. The exercise price of each option is equal to the fair market price of the Common Stock on the date of grant. Such options become exercisable on the third anniversary after the date of grant and expire ten years from the date of grant.

     An outside director may exercise his or her stock options that are exercisable on the date of cessation of service for 90 days following cessation of service as a director, except that an outside director who is eligible to receive a benefit under the Outside Directors' Pension Plan may exercise such options for five years following the date of retirement from the Board of Directors, but in no event after the expiration of the ten-year option term. Several amendments to the Outside Directors' Plan, including an amendment to provide for restricted share awards, are being submitted for Stockholder approval at the Annual Meeting. See "3. Amendment of the Interpublic Outside Directors' Stock Option Plan".
PAGE

     On June 3, 1995, Mr. Borelli, Mr. Olsen, Mr. Samper and Dr.
Sisco, all outside directors at that time, each received an award of stock options, covering 833 shares of Common Stock with an exercise price of $36.00 per share.


               COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 1995 (the "named executive officers") for services rendered in all capacities for each of the three years ended on that date. As used in this Proxy Statement, the executive officers of the Company are deemed to include any director of the Company who currently serves as a chief executive officer of one of the Company's three agency systems, McCann-Erickson Worldwide, Ammirati Puris Lintas Worldwide and The Lowe Group. In addition to the named executive officers who are employed by Interpublic, the Company has designated as its other executive officers its Senior Vice President-Human Resources, its Vice President, General Counsel and Secretary, its Senior Vice President-Financial Operations and its Vice President and Controller.

PAGE

                                        SUMMARY COMPENSATION TABLE

                                                               ----LONG TERM COMPENSATION----
                         ------- ANNUAL COMPENSATION -----------           ------ AWARDS ------ PAYOUTS

Name                     Fiscal  Salary   Bonus    Other     Restricted Securities LTIP      All
and                      Year                      Annual    Stock      Underlying Payouts   Other
Principal                                          Compen    Awards     Options              Compen
Position                                           -sation                 #                 -sation
                                 <F6><F7>          <F8>      <F9>       <F10><F11>           <F12>     <F13>


PHILIP H. GEIER, JR.
Chairman of the Board    1995    $965,000 $868,600 $   -     $4,605,000 108,000    $843,750  $    9,558
of Directors and Chief   1994     965,000  550,000  106,841       -0-     -0-         -0-         8,550
Executive Officer        1993     965,000  350,000  189,873   1,455,822   -0-       350,000      11,836

EUGENE P. BEARD
Vice Chairman-Finance    1995    $662,500 $588,245 $   -     $2,878,125  63,972    $375,000  $    7,483
and Operations, Chief    1994     575,000  400,000   47,485       -0-     -0-         -0-         8,549
Financial Officer and    1993     500,000  250,000  103,313     647,032   -0-       157,500      12,413
Director

JOHN J. DOONER, JR.
Chairman of McCann-      1995    $685,000 $550,000 $ 59,640  $    -0-    55,080    $535,750  $    7,009
Erickson Worldwide       1994     600,000  375,000   84,949   2,816,795   -0-         -0-         7,445
and Director of          1993     475,000  121,250   77,562       -0-     -0-        97,875      10,953
Interpublic

FRANK B. LOWE
Chairman of The          1995    $660,000 $475,000 $267,366  $    -0-    30,000    $472,500  $    8,082
Lowe Group and Director  1994     660,000  375,000  101,685       -0-     -0-         -0-         8,082
of Interpublic           1993     560,000  250,000  224,087     323,516   -0-         -0-         8,935

MARTIN F. PURIS
Chairman of Ammirati     1995    $712,500 $475,000 $   -     $1,273,125  27,000    $   -0-   $   50,638
Puris Lintas Worldwide   1994     240,097    -0-       -          -0-     -0-          -0-    1,900,528
and Director of          1993        -        -        -           -       -            -          -
Interpublic

PAGE

<F6>  The salaries of executive officers continuing to serve in the same position are reviewed every two years.

<F7>  Mr. Puris became employed by one of Interpublic's subsidiaries on August 10, 1994, at the time Interpublic acquired
      Ammirati & Puris Holdings Inc.

<F8>  Consists primarily of bonus payments made pursuant to the Management Incentive Compensation Plan.

<F9>  Other Annual Compensation for 1995 includes $216,667 in housing expenses paid to Mr. Lowe, $17,490 in medical/dental coverage and $16,407 paid in respect of spousal travel on behalf of Mr. Dooner.

      Other Annual Compensation for 1994 includes $31,728 paid in respect of spousal travel on behalf of Mr. Dooner and
      $62,061 paid in respect of spousal travel for Mr. Lowe.

      Other Annual Compensation for 1993 includes $125,000 in housing expenses paid to Mr. Lowe, $14,845 of medical/dental coverage paid on behalf of Mr. Beard, $19,777 of medical/dental coverage paid in each instance on behalf of Messrs.
      Geier, Dooner and Lowe and $22,807, $14,971, $28,675 and $54,154 paid in respect of spousal travel on behalf of Mr.
      Beard, Mr. Dooner, Mr. Geier and Mr. Lowe, respectively.

<F10> The restricted stock grants in 1993 for Messrs. Geier, Beard and Lowe consist of shares issued under the Company's
      1986 Stock Incentive Plan in exchange for phantom shares held under the Long-Term Performance Incentive Plan for the
      1991-1994 performance period at 120% of their value on the date of the exchange pursuant to an arrangement approved by stockholders at the 1993 Annual Meeting. Restricted stock grants covering 8,620 shares were issued to Mr. Dooner in
      1994 under the 1986 Stock Incentive Plan under the same terms.

<F11> The number and value of shares of restricted stock held by the named executive officers under the 1986 Stock Incentive
      Plan (the "Plan") at December 31, 1995 (based on the closing price of the Common Stock on December 29, 1995) are as follows: Mr. Geier - 242,604 shares ($10,522,949); Mr. Beard - 105,162 shares ($4,561,402); Mr. Dooner - 139,466 shares ($6,049,338); Mr. Lowe - 210,436 shares ($9,127,662) and Mr. Puris - 35,000 shares ($1,518,125).  The restricted stock awarded to all named executive officers other than Mr. Dooner was issued with at least a five-year vesting period, subject to the discretion of the Committee administering the Plan to release the restrictions not earlier than one year after the issue date.  Of the restricted stock awarded to Mr. Dooner, shares that have vested or that will vest in less than three years from the date of grant are as follows: 5,750 shares on December 15, 1995, and
      2,875 shares on December 15, 1996.  Dividends on restricted stock are paid on the same basis as ordinary dividends on the Common Stock.

<F12> Payouts under the Long-Term Performance Incentive Plan are made at the end of four-year performance periods.  These four-year periods begin at two-year intervals.  Payouts for the 1991-94 performance period were made in February 1995.
PAGE

<F13> Other Compensation for 1995 consisted of: (i) the following amounts paid to the named executive officers as matching contributions under the Interpublic Savings Plan - Mr. Geier - $6,750; Mr. Beard - $4,675; Mr. Dooner - $6,313; Mr.
      Lowe -$6,930; (ii) premiums paid by the Company on group life insurance - Mr. Geier - $2,808; Mr. Beard - $2,808; Mr.
      Dooner - $696; Mr. Lowe - $1,152; and Mr. Puris - $1,800; and (iii) a premium of $48,838 paid by the Company on two split-dollar life insurance policies on Mr. Puris' life.

PAGE

                                        Stock Option Grants In 1995
________________________________________________________________________________________________________________________

The following table provides information on grants of stock options in 1995 to the named executive officers and the estimated grant date present value of the options.

_______________________________________________________________________________________________________________________
                                           Individual Grants
_______________________________________________________________________________________________________________________

                       Number of      % of Total
                       Securities     Options
                       Underlying     Granted to                                      Grant Date
                       Options        Employees in     Exercise          Expiration   Present Value
Name                   Granted <F14>  Fiscal Year      Price ($/Sh)      Date         ($) <F15>
_______________________________________________________________________________________________________________________

Philip H. Geier, Jr.   108,000          5.20%          $32.0625          1/3/05       $ 1,502,788

Eugene P. Beard         63,972          3.08%           32.0625          1/3/05           890,151

John J. Dooner, Jr.     55,080          2.65%           32.0625          1/3/05           766,421

Frank B. Lowe           30,000          1.44%           32.0625          1/3/05           417,441

Martin F. Puris         27,000          1.30%           32.0625          1/3/05           375,697


<F14>  All options were granted on January 3, 1995 pursuant to the 1986 Stock Incentive Plan.  Each option has a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant.  The options become exercisable as of January 1, 1999.

<F15>  The grant date present value of the options set forth in the table is based on the Black-Scholes Option Pricing
       Model and assumes that the options are held until they expire on January 3, 2005.  The calculations are based on the following set of assumptions: volatility of .2520, dividend yield of 1.93% and risk-free interest rate of 7.98%.

PAGE

                    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
________________________________________________________________________________________________________________________

The following table gives the number and the year-end value of options held by the named executive officers and whether or not they are exercisable.  With the exception of Messrs. Dooner and Lowe, none of those officers acquired shares upon the exercise of options during 1995.

________________________________________________________________________________________________________________________

                                              Number of Shares Underlying  Value of Unexercised
                                              Unexercised Options at       In-The-Money Options
                                              December 31, 1995 (#)        December 31, 1995 ($)<F16>
                                              ---------------------------  -----------------------------
                      Shares
                      Acquired
                      on          Value
                      Exercise    Realized
Name                    (#)         ($)       Exercisable Unexercisable    Exercisable  Unexercisable
____                  ________    ________    ___________ _____________    ___________  _____________


Philip H. Geier, Jr.  None        $  -        394,358     205,200          $8,812,745   $2,564,325

Eugene P. Beard       None           -        179,710     110,772           4,025,148    1,370,108

John J. Dooner, Jr.   13,000       203,938     32,500      76,680             598,781      921,443

Frank B. Lowe         54,000       816,750       -0-       53,400               -0-        662,588

Martin F. Puris       None           -           -0-       27,000               -0-        305,438



<F16>     Based on the closing price of the Company's Common Stock on December 29, 1995.

PAGE

                            Long-Term Incentive Plan -- Awards in Last Fiscal Year
______________________________________________________________________________________________________________________

The following table provides information as to awards to the named executive officers in 1995 under the Long-Term
Performance Incentive Plan.


                                                                     Estimated Future Payouts
                                                                   Under Non-Stock Price-Based Plans
                                                 Performance or
                      Allocation of Number of    Other Period
                      Performance   Performance  Until Maturation Threshold Target      Maximum
Name                  Units         Units (#)    or Payout           ($)     ($)          ($)
______________________________________________________________________________________________________________________

Philip H. Geier, Jr.  IPG Worldwide 12,000       1/1/95 - 12/31/98 240,000   1,380,000  2,100,000

Eugene P. Beard       IPG Worldwide  9,700       1/1/95 - 12/31/98 194,000   1,115,500  1,697,500

John J. Dooner, Jr.   McCann         8,885       1/1/95 - 12/31/98 177,700   1,021,775  1,554,875
                        Worldwide

Frank B. Lowe         Lowe           8,885       1/1/95 - 12/31/98 177,700   1,021,775  1,554,875
                        Worldwide

Martin F. Puris       AP Lintas      3,600       1/1/95 - 12/31/98  72,000     414,000    630,000
                        New York
                      Lintas         3,150       1/1/95 - 12/31/98  63,000     362,250    551,250
                        Worldwide


The Long-Term Performance Incentive Plan (the "LTPIP") provides for awards at two-year intervals of "performance units"
to selected employees of the Company or its subsidiaries who are members of the Development Council of the Company and its subsidiaries.

The value of the performance units is tied to the annual growth of operating profits of the office, agency or regional or worldwide agency system with which the employee is principally associated.  Such performance units are awarded with a provisional value of $100, which may increase to as much as $175.  The value may decrease to as little as zero, with the increase or decrease depending in each case on the extent to which the growth rates of operating profit of the applicable operating components exceed or fall short of pre-established compound growth rates in operating profit over a period of four calendar years (a "performance period").

The threshold growth rate objective is based on 8% growth in cumulative compound operating profit of an operating component during a performance period, resulting in a threshold payout of $20 per performance unit.  Failure to reach the threshold growth rate will result in a zero award.  The LTPIP does not provide for a target performance level.  A target growth rate of 15% has been assumed for purposes of this presentation.  This growth rate would result in a target payout of $115 per performance unit.  The maximum growth rate objective is 27%, resulting in a maximum payout of $175 per performance unit.  It would be unusual to achieve the maximum growth rate objective.

PAGE

                        EMPLOYMENT CONTRACTS, TERMINATION OF
                   EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS



EMPLOYMENT AGREEMENTS

Each of the named executive officers has employment contracts with the Company providing for the annual compensation and termination dates set forth below:

                                            Expiration
Name                         Salary <F16>        Date <F17>

Philip H. Geier, Jr.    $965,000            June 30, 2001
Eugene P. Beard          750,000            December 31, 1997
John J. Dooner, Jr.      750,000            December 31, 1998
Frank B. Lowe            750,000            December 31, 2000
Martin F. Puris          750,000            August 10, 1999



<F16>    Salaries do not include compensation pursuant to
         Special Deferred Benefit Arrangements described below.

<F17>    Each employment contract described above is terminable
         by either party at any time upon twelve months' notice.








PAGE

SPECIAL DEFERRED BENEFIT ARRANGEMENTS

    Mr. Beard is a party to three agreements which provide that if he dies while he is employed by the Company amounts aggregating $194,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, he will be paid benefits for 15 years of $194,000 per year if he retires on or after his 60th birthday. The Company also has entered into an agreement with Mr. Beard which provides that if he dies while he is employed by the Company an amount of $230,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, he will be paid an annual benefit of $230,000 for 15 years if he retires on or after July 18, 1998. This benefit will be forfeited if Mr. Beard, without the consent of the Compensation Committee, were to leave the Company prior to July 18, 1998 for any reason except death or disability.

     Mr. Dooner is a party to two agreements which provide that if he dies while he is employed by the Company amounts aggregating $186,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, if he retires, resigns or is otherwise no longer in the employment of the Company on or after his 55th birthday he will be paid special retirement benefits for 15 years ranging from $130,200 to $186,000 per year depending upon the year his employment terminates. In the event Mr. Dooner's employment terminates prior to his 55th birthday, other than by reason of death, he will be paid lesser sums but not less than an aggregate of $240,000. The Company also has entered into an agreement with Mr. Dooner which provides that if he dies while he is employed by the Company, his beneficiaries would receive $88,500 annually for 15 years. Alternatively if he retires from the Company on or after July 18, 1998, the Company will pay him retirement benefits at the rate of $88,500 per year for 15 years. This benefit will be forfeited if Mr. Dooner, without the consent of the Compensation Committee, were to leave the Company prior to July 18, 1998 for any reason except death or disability.

PAGE

    Mr. Geier is a party to two agreements which provide that if he dies while he is employed by the Company amounts aggregating $160,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, he will be paid benefits for 15 years of $160,000 per year if he retires on or after his 60th birthday. The Company also has entered into an agreement with Mr. Geier which provides that if he dies while he is employed by the Company an amount of $255,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, he will be paid an annual benefit of $255,000 for 15 years if he retires on or after July 18, 1998. This benefit will be forfeited if Mr. Geier, without the consent of the Compensation Committee, were to leave the Company prior to July 18, 1998 for any reason except death or disability.

    Mr. Lowe is a party to an agreement which provides that if he dies while he is employed by the Company $158,400 per year will be paid to his beneficiaries for 15 years following his death. If he retires on or after his 60th birthday, he will be paid a benefit of $158,400 per year for 15 years. If he retires, resigns or his employment is terminated on or after his 55th birthday but prior to his 60th birthday, he will be paid benefits ranging from $72,864 to $148,896 per year for 15 years based on the year his employment terminates. In the event Mr. Lowe's employment terminates prior to his 55th birthday, other than by reason of death, he will be paid in installments aggregating $72,000 for each year he has been employed by the Company from January 1, 1991.

    The Company also has entered into an agreement with Mr. Lowe that provides that if he dies while he is employed by the Company, an amount of $133,200 per year will be paid to his beneficiaries for 15 years following his death. If he retires on or after his 64th birthday, he will receive a benefit of $133,200 per year for 15 years. If he retires or resigns or his employment is terminated on or after his 60th birthday but prior to his 64th birthday, he will receive benefits for a period of 15 years ranging from $60,952 to $117,216 per year, depending upon the year his employment terminates.

    A deferred compensation trust for the purpose of funding up to 35% of the gross retirement benefit obligations of the Company under these Special Deferred Benefit Arrangements and other deferred arrangements was established in 1990.
PAGE

EXECUTIVE SEVERANCE AGREEMENTS

    Each of the named executive officers has an agreement with the Company pursuant to which (a) sums previously deferred pursuant to employment agreements, Special Deferred Benefit Agreements and the Management Incentive Compensation Plans of the Company and its subsidiaries would become payable within 30 days following a "Change of Control" of the Company, if the individual had so elected prior to the Change of Control, and (b) a cash severance payment would become payable to such individual if, within two years after the Change of Control, his employment should be terminated by the Company (except for "Cause") or the individual should resign for "Good Reason".

    The agreements provide that a Change of Control occurs if:
(a) any person other than Interpublic or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 30% or more of the combined voting power of Interpublic's then outstanding voting securities; (b) the stockholders approve an agreement to merge or consolidate with another corporation (other than a subsidiary of Interpublic) or an agreement to sell or dispose of all or substantially all of the business or assets of Interpublic; or (c) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Interpublic's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

    Under the agreements, Interpublic has the right to terminate an executive for "Cause", following a Change of Control, if the executive: (a) engages in conduct that constitutes a felony and that results in the personal enrichment of the executive at the Company's expense; (b) refuses to substantially perform his responsibilities for the Company; or (c) deliberately and materially breaches any agreement between himself and the Company and fails to remedy that breach within a 30-day cure period.
PAGE

    The agreements entitle an individual to resign for "Good Reason" if, without his consent, in any circumstance other than his disability, his office in the Company or the geographical area of his employment should be changed or his compensation should not continue to be paid and increased on the same basis as had been in effect prior to the Change of Control or the individual should determine in good faith that the Company had, without his consent, effected a significant change in his status within or the nature or scope of his duties or responsibilities with the Company and the Company failed to cure such situation within 30 days after written notice from the individual.

    The severance payment would be three times the individual's average annual compensation during the two calendar years ended prior to the date of the Change of Control, plus a partial annual bonus based on the prior year's bonus prorated for the elapsed portion of the year in which employment terminated. The average compensation used in calculating the severance payment would be the individual's taxable compensation plus any deferred compensation accrued during the two relevant years but would not include any deferred compensation earned in prior years but paid in those years and would not include any taxable compensation relating to any stock option or restricted stock plan of the Company.

    Each agreement includes a covenant by the individual providing that if the individual's employment terminates in circumstances entitling him to a severance payment, he will, for a period of 18 months following the termination of his employment, neither (a) solicit any employee of the Company or any of its subsidiaries to leave such employ to enter into the employ of the individual, or any person or entity with which the individual is associated, nor (b) solicit or handle, on his own behalf or on behalf of any person or entity with which he is associated, the advertising, public relations, sales promotion or market research business of any advertiser which was a client of the Company or any of its subsidiaries on the date the individual's employment terminates.

    The agreements give the individuals who are parties thereto an option to limit payment under the agreements to such sum as would avoid subjecting the individual to the excise tax imposed by Section 4999 of the Internal Revenue Code.
PAGE

GENERAL

    Since the beginning of 1995, repurchases by the Company of shares of Common Stock under its publicly-announced stock repurchase program have included an aggregate of 148,706 shares offered to the Company by Mr. Puris. The shares were purchased at the then current market price of the Common Stock.

    In connection with the acquisition of Ammirati & Puris, Inc., Interpublic agreed to permit Mr. Puris to repay to an Interpublic subsidiary a loan originally extended to Mr. Puris by his former company. The largest amount of indebtedness, including interest at the rate per annum of 1 1/2% over prime, that was outstanding in 1995 was $1,067,025 all of which was repaid by Mr. Puris in full in March 1995.

    At the time of the acquisition, Interpublic agreed to accept the terms of a loan made prior to the acquisition by Ammirati & Puris, Inc. to Mary Herrmann, Mr. Puris' wife. As of March 1, 1996, the amount that remained outstanding was $75,000 and the largest amount outstanding during 1995 was $105,000. Interest at the average rate of 6.2% was imputed to Ms. Herrmann and included in her reportable income for 1995. As of March 31, 1996, this note was repaid in full.

RETIREMENT PLAN

    As of January 1, 1992, the Company adopted the Interpublic Retirement Account Plan to provide benefits under a "cash balance formula" to employees of Interpublic and most of its domestic subsidiaries who have at least five years of service. Each year a participant's account balance is credited with an amount equal to a percentage of the participant's annual compensation plus interest credits. The percentage of annual compensation varies based on the sum of the participant's age and years of service from 1.5% for participants with a sum less than 40 years to 5% for participants with a sum of 80 or more years. Interest credits are based on the 1-year Treasury Bill Rate plus 1 percentage point, compounded quarterly, and are guaranteed at a minimum rate of 5%. Employees who qualify for retirement may receive their benefits as early as the first day of the month that follows retirement. For employees who do not qualify for retirement, benefits may be withdrawn in a single lump sum or in annuity form as of the first day of January following the first anniversary of termination of employment.

    Prior to January 1, 1992, employees employed by the Company and most of its domestic subsidiaries who had attained the age of 21 and had at least five years of service were entitled to receive a monthly benefit upon retirement pursuant to a defined benefit pension formula. Until July 31, 1987, the monthly benefit was computed as a percentage of average monthly compensation during the five consecutive calendar years with highest compensation with certain exclusions. The percentage of average monthly compensation used to calculate the monthly benefit was determined by multiplying the number of years of accredited service (which is defined in the Plan as the period of participation in the Plan) by 1.3%. Beginning July 31, 1987, the method of calculating the pension benefit was changed to a career average formula based on annual compensation. The percentage of annual compensation used to calculate the benefit was 1% of each year's compensation up to $15,000 plus 1.3% of any compensation in excess of that amount.

    Participants under the defined benefit pension formula on December 31, 1991, had their normal retirement benefit converted on an actuarial basis into an "opening cash balance" as of January 1, 1992. This opening cash balance was incorporated into the participant's cash balance benefit under the Interpublic Retirement Account Plan and became eligible for interest credits and withdrawal on the same terms that apply to other amounts accrued under the cash balance formula. In addition, participants continued to accrue benefits pursuant to the career average formula and became eligible to receive upon retirement the higher of (1) the participant's benefit under the cash balance formula or (2) the participant's accrued retirement benefit under the career average formula as of December 31, 1991, plus any accrual after that date calculated pursuant to the career average formula. Employees joining the Company after December 31, 1991 are eligible to accrue benefits only under the cash balance formula.

    With certain minor exceptions, "compensation" under the career average formula as well as the cash balance formula includes all compensation subject to Federal income tax withholding, including deferred compensation paid during the year and non-cash items on which withholding is required, such as shares of restricted stock as to which restrictions have terminated. Compensation also includes contributions made to the Savings Plan on a pre-tax basis pursuant to Section 401(k) of the PAGE

Internal Revenue Code. Annual compensation for pension accruals since December 31, 1988 has been limited by Federal tax law.
Currently, the limit is $150,000, plus cost-of-living adjustments.

    Benefits under the cash balance formula and the career average formula are not reduced by social security payments or by payments from other sources. Joint and survivor and guaranteed minimum payment options, with reduced pensions, are available upon retirement subject to certain limitations. All benefits are funded through a trust.

    The estimated annual retirement benefit that each of the named executive officers would receive at normal retirement age, payable as a straight life annuity, is given as follows: Mr. Beard - $113,851; Mr. Dooner - $86,689; Mr. Geier - $120,000; Mr.
Lowe - $30,716 and Mr. Puris - $18,725. The current Internal Revenue Code limit for annual retirement benefits is $120,000. Alternatively, each of the named executive officers could take the benefit as a lump sum estimated as follows: Mr. Beard - $1,180,119; Mr. Dooner - $898,557; Mr. Geier - $1,271,635; Mr.
Lowe - $318,379 and Mr. Puris - $194,092.


PAGE

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


Compensation Policies for Executive Officers

    In 1995, the Compensation Committee of the Company consisted of five experienced outside directors who had no direct or indirect business relationship with the Company. The members of the Compensation Committee have served and continue to serve on a number of other corporate boards in a similar capacity. All members have extensive knowledge of compensation practices in the private business sector generally.

    The objective of the Company's executive compensation program is to provide key executives with short and long-term compensation opportunities that will enhance shareholder value by motivating executives, increasing retention and rewarding outstanding individual and Company performance.

    The compensation paid to executives consists of a base salary and incentive compensation. Base salary generally reflects the executive's level of responsibility and experience.
Incentive compensation opportunities are provided pursuant to one or more of the following three shareholder-approved incentive plans:

    - Management Incentive Compensation Plan (the "MICP"), which is an annual bonus plan that establishes a bonus pool based on profits for the last-completed fiscal year. Individual awards are made based on performance and are typically paid in cash but may be paid in stock.

    - Long-Term Performance Incentive Plan (the "LTPIP"), which provides for biennial awards of performance units each having a four-year term. These awards entitle a participating executive to receive cash payments based on the long-term operating profits of the division or entity of the Company for which the executive is responsible.
PAGE

    - 1986 Stock Incentive Plan, which provides for the issuance of stock options and restricted stock. These instruments gain in value over time based on the increase in market price of Interpublic Common Stock. They are forfeited in the absence of action by the Committee if an executive leaves the Company during the restriction period.

    The determination of the amount and form of executive compensation, including incentive compensation, paid to each executive officer of the Company is made by the Committee based on a discretionary evaluation, after taking into account a range of factors that may include:

    (i) The financial results of the Company and the anticipated developments in the advertising industry.

    (ii) The total annualized compensation for the particular executive based on salary, bonus and incentive compensation.

   (iii) The accumulated value of incentive compensation previously provided such as stock options, restricted stock or performance units.

    (iv) The current and future financial and tax impact on the Company and on the executive of benefits under the Company's compensation plans.

    (v)  The particular achievements of the executive.

    (vi) The talents and unique qualities of the executive, and the value of his or her accumulated experience with the Company as those factors are relevant to the future management of the Company.

    There is no pre-determined weight assigned to any of the above factors; however compensation decisions by the Committee are greatly influenced by the annual financial performance of the Company.
PAGE

    The Committee's overall knowledge and experience of executive compensation practices provides the basis for making the subjective evaluations which in part determine the salaries paid and the incentive awards made to the executive officers.


1995 Compensation of Executive Officers

    During 1995 Messrs. Beard, Dooner and Puris received salary increases as a result of promotions and in the case of the latter two individuals, their election to the Interpublic Board of Directors. Other executive officers also received salary increases in 1995 in accordance with the Company's review policies. Salary increases are based on personal performance, promotions and overall financial results. Other than with respect to promotional increases, increases in salary generally are not awarded more frequently than once every two years.

    The MICP is a shareholder-approved plan that provides for the payment of annual bonuses to officers and key employees of the Company and its subsidiaries. Such awards are paid from an annual bonus pool that may not exceed 5% of the amount by which consolidated pre-tax income on a worldwide basis (as defined in the Plan) exceeds 15% of the average equity capital of the Company in the immediately preceding calendar year. For the year 1995, total MICP payments to executive officers were higher than last year as a result of the Company satisfying and exceeding its annual business plan and objectives, including achievement of targeted revenue, profit and net income margins, before the effect of a non-cash charge to record the impairment of assets and related goodwill.

    In 1995, awards were granted under the LTPIP to executive officers. A description of the operation of the LTPIP is set forth in this Proxy Statement under the heading "Long-Term
Incentive Plan - Awards in Last Fiscal Year". Awards under LTPIP are normally granted biennially during odd numbered years.
PAGE

LTPIP grants in 1995 for the 1995-1998 performance period to each executive officer, including each named executive officers were determined by the Committee within a pre-established grant level range for the named executive officer, based on his position in the Company and his level and scope of executive responsibility.

    In conjunction with the LTPIP awards, the Committee also made grants of stock options under the 1986 Stock Incentive Plan, including the stock option grants to the named executive officers described in the Stock Option Grant Table. The number of shares awarded to each executive officer, was based on the judgment of the Committee. The Committee took into consideration such factors as each executive's level of responsibility in the Company, the executive's overall performance and his anticipated or expected contribution to the continued success of the Company. The stock options grants were in lieu of the award of phantom shares which the Committee currently is authorized to award under the LTPIP. The substitution of stock options for phantom stock has the effect of reducing expenses and conserving cash.

    Under the 1986 Stock Incentive Plan, the following grants of restricted stock also were made by the Committee in 1995: Mr. Geier, 120,000 shares, Mr. Beard-75,000 shares and
Mr. Puris-35,000 shares. All shares granted are restricted as to transfer for five years from date of grant and are forfeited if the Executive should leave the employment of the Company, unless the Compensation Committee deems otherwise. In determining those individual grants of restricted stock the Committee took into consideration the number of years since previous grants (which in the case of Messrs. Geier and Beard was five years), the financial performance of the Company over recent years in terms of annual operating margin, revenue and operating
PAGE
profit growth and the growth of shareholders value and the overall compensation and performance of the executive. The Committee also reviewed various outside survey data pertaining to the pattern of stock grants made by other companies having approximate capitalization and growth similar to those of Interpublic (including several of the companies in the Peer Group Index, appearing in the two performance graphs that follow this Report).

    A total of 5,500 shares of restricted stock were granted to 3 other executive officers during the year in recognition of individual achievements. In addition, executive officers were granted a total of 4,400 performance units under the 1995-1998 LTPIP performance period as well as 39,600 corresponding stock options.


Tax Law Changes

    In 1993, the tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. The Committee has and will continue to consider ways to maximize the deductibility of executive compensation, including the utilization of performance-based plans, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. Last year shareholders approved changes to the MICP, which included performance-based criteria and limits that the Committee could use in determining individual MICP awards. The proposed 1996 Stock Incentive Plan set forth in Appendix A of this Proxy Statement, contains provisions relating to stock option grants thereunder that are intended to comply with the requirements for performance-based compensation. The LTPIP historically has been a performance-based plan.
PAGE

Compensation of Chief Executive Officer

    During 1995, the Company's most highly compensated officer was Philip H. Geier, Jr., Chairman of the Board and Chief Executive Officer. Mr. Geier received a salary of $965,000, which has been unchanged since 1991. Mr. Geier received a MICP award for 1995 of $850,000.

    Mr. Geier's 1995 MICP award was based on a number of factors including an increase of 19.1% in net income, an increase of 15% in earnings per share, an increase of 9.9% in gross income, in each case before the effect of a non-cash charge to record the impairment of assets and related goodwill all of which in the opinion of the Committee led to a continued significant increase in shareholder value.

    In considering the restricted stock granted to Mr. Geier (120,000 shares) during 1995, the Compensation Committee took into consideration, in addition to the factors set forth under the heading "Compensation Policies for Executive Officers" of this Report, that Mr. Geier's base salary has remained the same for the past five years and that in lieu of a 1995 increase in salary, and the foregoing of future increases for at least the next two years, the grant was reasonable and consistent with the Company's compensation strategy of tying a portion of a key executive's compensation to the value of Interpublic stock. As of December 31, 1995, a major portion of the value of Mr. Geier's entire annualized compensation package is based on or related to the future performance of Interpublic stock.

    In recognition of Mr. Geier's performance and the Company's desire to continue to have him serve as Chairman and Chief Executive Officer during the Performance Period, the Committee elected to grant him an award of 12,000 Performance Units, which is the maximum award for Mr. Geier's participation level under the LTPIP for the 1995-98 Performance Period. The basis of Mr. Geier's stock option grant (108,000 shares) in conjunction with his 1995-1998 LTPIP grant is discussed above.


                             Leif H. Olsen, Chairman
                             Frank J. Borelli
                             Allen Questrom
                             J. Phillip Samper
                             Joseph J. Sisco
PAGE

    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN <F18>
         THE INTERPUBLIC GROUP OF COMPANIES, INC. COMMON STOCK,
               THE S&P 500 AND PEER GROUP INDEX <F19>





- - -----------------------------------------------------------------
              1990     1991    1992     1993     1994     1995

Interpublic  100.00   166.53  205.90   192.03   196.10   269.00

S & P 500    100.00   130.34  140.25   154.32   156.42   214.99

Peer Group   100.00   145.55  181.24   197.89   214.18   287.52

_________________________________________________________________

<F18>    Assumes $100 is invested on December 31, 1990, and that
         all dividends are reinvested.

<F19>    The Peer Group Index includes Interpublic and in
         addition consists of Cordiant plc (formerly Saatchi & Saatchi plc), Omnicom, True North Communications Inc. (formerly Foote Cone & Belding), Grey Advertising and WPP Group. Total shareholder return is weighted according to market capitalization at the beginning of each annual period.


PAGE

                       COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN OF <F20>
                       THE INTERPUBLIC GROUP OF COMPANIES, INC. COMMON STOCK,
                                THE S&P 500 AND PEER GROUP INDEX <F21>


The table below contains the data points used in the Performance Graph that appears in the printed proxy statement.
______________________________________________________________________________________________________________________________



             1985     1986     1987    1988     1989     1990     1991     1992     1993     1994    1995

Interpublic 100.00   131.81   155.78  184.45   250.70   275.13   458.16   566.49   528.34   539.52  740.09

S&P 500     100.00   118.62   124.78  145.34   191.25   185.30   241.51   259.88   285.96   289.84  398.37

Peer Group  100.00   106.87   112.00  115.03   132.02    93.23   135.70   168.97   184.50   199.68  268.06

______________________________________________________________________________________________________________________________


<F20>  Assumes $100 is invested on December 31, 1985, and that all dividends are reinvested.

<F21>  The Peer Group Index includes Interpublic, and in addition consists of Cordiant plc (formerly Saatchi & Saatchi plc),
       Omnicom, True North Communications Inc. (formerly Foote Cone & Belding), Grey Advertising and WPP Group.  Total
       shareholder return is weighted according to market capitalization at the beginning of each annual period.

       An important objective of the Company is to create long-term reward for shareholders.  Accordingly the table that appears above has been presented to show comparative cumulative return over a decade.

PAGE

        2. ADOPTION OF THE 1996 STOCK INCENTIVE PLAN

       At the 1986 Annual Meeting, the stockholders approved the adoption of the 1986 Stock Incentive Plan. Amendments to the 1986 Stock Incentive Plan were approved by stockholders in 1988, 1992 and 1993. Subject to stockholder approval, the Company's Board of Directors on March 18, 1996 authorized the adoption of the 1996 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan is intended to replace the 1986 Stock Incentive Plan which by its terms will expire on May 20, 1996.

Description of the Stock Incentive Plan

       The provisions of the Stock Incentive Plan are annexed hereto as Appendix A. The following description of the material terms of the Stock Incentive Plan is qualified in its entirety by reference to such text.

       The purpose of the Stock Incentive Plan is to encourage ownership of the Company's stock by key employees, to provide incentives for such employees to expand and improve the growth and prosperity of the Company and its subsidiaries, and to assist the Company and its subsidiaries in attracting and retaining key employees.

       The Stock Incentive Plan provides for the issuance of both stock options and restricted stock. Key employees of the Company and its subsidiaries will be eligible to participate. The Board of Directors believes that, in combination with other incentive plans, the Stock Incentive Plan significantly assists the Company and its affiliates in attracting and retaining the services of competent executives and enables it to compete with other companies offering similar plans to key personnel.

       The Stock Incentive Plan provides for the issuance of up to an aggregate of 25,000,000 shares of Common Stock to be used for the grant of restricted stock or upon the exercise of stock options. Such shares may be either authorized but unissued shares or treasury shares.
PAGE

       Pursuant to the Stock Incentive Plan, the number of shares of restricted stock and the number of shares underlying stock options that may be granted to any employee over the term of the plan is limited to 3,750,000 shares of the Company's Common Stock. The Stock Incentive Plan further provides that the maximum amount of shares that may be used for the issuance of restricted stock during the term of that plan shall be 40% of the aggregate number of shares reserved for issuance under the Plan.

       The Stock Incentive Plan is required to be administered by no fewer than two persons (the "Committee"). Each member of the Committee is required to be a director of the Company who qualifies as a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       The Compensation Committee of the Board of Directors will administer the Stock Incentive Plan. Under the Stock Incentive Plan, the Company's Management Human Resources Committee may grant options to acquire up to 10,000 shares of Common Stock and may grant awards of not more than 3,000 shares of restricted stock to employees who are not officers or directors of the Company. Under the Stock Incentive Plan, the Committee is responsible for determining which individuals will be key employees who will be granted options or restricted stock, as well as the size and other terms of the awards made pursuant to the Stock Incentive Plan. In making such determinations, the Committee expects to take into account the duties and responsibilities of each individual, his or her present contributions to the success of the Company or of a subsidiary and such other factors as the Committee deems relevant to accomplish the purposes of the Stock Incentive Plan.

       Under the Stock Incentive Plan, stock options are required to have an exercise price that is not less than 100% of the fair market value of the underlying shares of Common Stock as of the date of grant and will have a term of ten years or such shorter term as the Committee may establish.

       Options granted under the Stock Incentive Plan are not exercisable for twelve months commencing on the date of the grant and thereafter will become exercisable as determined by the Committee. Payment of the exercise price of an option must be made in cash.
PAGE

       The options under the Stock Incentive Plan are not intended to qualify as incentive stock options under the Internal Revenue
Code.

       Shares of the restricted stock awarded under the Stock Incentive Plan are subject to such forfeiture provisions as may be fixed by the Committee before or after the award is granted so long as the restriction period has a duration of at least one year. If the employment of a recipient of restricted stock terminates during the restricted period, such restricted stock will be forfeited unless the Committee determines otherwise.

       Unless the Committee provides otherwise, during the restriction period, the holder of restricted stock will have all of the benefits of ownership of the shares, including the right to receive dividends thereon and to vote the shares, except that the shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the restricted period.

       The Committee is permitted to authorize a cash payment to the holder of shares of restricted stock to assist the holder in the payment of the federal income tax liability associated with the lapse of restrictions. In addition, under the Stock Incentive Plan, a holder of stock options or restricted stock may satisfy federal, state and local withholding tax obligations by having the Company withhold shares otherwise deliverable to such holder in satisfaction of the person's withholding tax liability.

       The Stock Incentive Plan permits the Committee to provide for the lifting of restrictions applicable to stock options and to shares of restricted stock in the event of a "change of control" of the Company (as defined by the Stock Incentive Plan).

       Management estimates that approximately 1,000 employees of the Company and its subsidiaries are eligible to participate in the Stock Incentive Plan.

       Future awards under the Stock Incentive Plan will be made at the discretion of the Committee and, therefore, are not determinable at this time.
PAGE

       On March 25, 1996, the closing price of the Company's Common Stock on The New York Stock Exchange was $45.00 per share.

Federal Income Tax Consequences

       The material federal income tax consequences of awards under the Stock Incentive Plan, based on the current provisions of the Internal Revenue Code and the regulations thereunder, are as follows.

       The grant of a stock option to an employee will have no tax consequences to the employee or to the Company or its subsidiaries. In general, upon the exercise of a stock option, the employee will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the option price, and the Company or a subsidiary will, in general, be entitled to a tax deduction in the same amount. In the case of an award of restricted stock, the employee generally will recognize ordinary income equal to the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first), and the Company or a subsidiary will, in general, be entitled to a tax deduction in the same amount. Alternatively, an employee may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture. If an employee makes this election, the amount of ordinary income and the amount of the Company's or subsidiary's tax deduction will be determined as of the date of receipt, rather than upon the expiration of the applicable restrictions. If a tax assistance payment is made to an employee, the employee will recognize ordinary income equal to the amount of the payment, and the Company or a subsidiary will, in general, be entitled to a tax deduction in the same amount.

       When an employee sells any shares acquired under any award, the employee generally will recognize capital gain or loss equal to the difference between the amount realized on the sale of the shares and the employee's basis in the shares. In general, the employee's basis in the shares will be equal to the amount of the ordinary income recognized in connection with the receipt of the PAGE shares plus any amount paid for the shares. Any capital gain or loss realized upon the sale of the shares will be long-term or short-term, depending on whether the shares have been held for more than one year from the date as of which the employee recognized ordinary income.

       In general, a corporation is denied a deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. "Performance-based compensation," however, is not subject to this deduction limit. Stock options granted under the Stock Incentive Plan to officers and directors of the Company are intended to qualify as performance-based compensation for purposes of the deduction limit, but awards of restricted stock and tax assistance payments are not intended to qualify as performance-based compensation.

       Any acceleration or vesting of an award under the Stock Incentive Plan as a result of a change of control might under certain circumstances be deemed to be a "parachute payment" for tax purposes. In general, if the present value of all parachute payments to a "disqualified individual" (any one of a limited class of shareholders, officers, and highly compensated employees) equals or exceeds three times the individual's "base amount" (annualized compensation over a five-year period), the individual will be subject to a 20% excise tax on the excess of the parachute payments over the individual's base amount, and the Company and its subsidiaries will be denied a tax deduction for such excess, except to the extent it is established that the excess represents reasonable compensation for services actually rendered. Payments outside of the Stock Incentive Plan also may constitute parachute payments.

       Vote Required.

       The affirmative vote of the majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PAGE

         3.  AMENDMENT OF THE INTERPUBLIC OUTSIDE DIRECTORS' STOCK
OPTION PLAN

         The Interpublic Outside Directors' Stock Option Plan (the "Outside Directors' Plan" or "Plan") was approved by the stockholders in 1994.

Summary of Proposed Amendments to the Outside Directors' Plan

         Subject to stockholder approval, the Board of Directors on March 18, 1996 authorized several amendments to the Outside Directors' Plan. The amendments consist of : (i) the authorization of a grant of 2,000 shares of restricted stock ("restricted shares") every five years to each member of the Board of Directors who is not a current employee of the Company or any of its subsidiaries (an "outside director"), (ii) an increase in the number of shares of Common Stock authorized to be issued under the Outside Directors' Plan to 200,000, and (iii) the establishment of a three-year post-termination exercise period for stock options granted on or after June 1, 1996. In addition, the Board of Directors has approved a number of editorial changes to clarify the operation of the Plan, including changing the name of the Outside Directors' Plan to "The Interpublic Outside Directors' Stock Incentive Plan".

         The proposed amendment providing for the grant of restricted shares to outside directors is intended to replace the benefits that such persons otherwise would have received under the Company's Pension Plan for Outside Directors had it not been frozen effective December 31, 1995. The Company believes that the benefit opportunities under the Outside Directors' Plan, as proposed to be amended, would enable those directors who are not employees of the Company, in consideration for their services, to increase their ownership of Interpublic Common Stock and to align their interests with the stockholders of the Company.

Description of the Outside Directors' Plan

         The text of the Outside Directors' Plan, with proposed amendments set forth in italics, is annexed hereto as Appendix B. The following description of the material terms of the Outside Directors' Plan is qualified in its entirety by reference to such text.
PAGE

         The Outside Directors' Plan currently provides for an annual grant to each outside director of options to purchase shares of Interpublic Common Stock having an aggregate fair market value of $30,000 as of the date of grant. The grant is made on the first Friday in the month of June to each outside director serving on that date. The exercise price of the option is equal to the fair market value of the Common Stock on the date of grant. The option becomes exercisable three years after the date of grant and expire ten years from the date of grant.

         The Outside Directors' Plan is administered by a committee consisting of the directors of the Company who are not outside directors (the "Committee"). No persons other than outside directors are eligible to participate in the Plan.

         Each of the five nominees for election as a director at the Annual Meeting who is not an employee is eligible to participate in the Outside Directors' Plan.

Description of Proposed Amendments to the Outside Directors' Plan

         The terms of the Outside Directors' Plan are proposed to be amended in the following respects:

         Grants of Restricted Shares. In addition to stock options grants, each outside director would receive a periodic grant of 2,000 restricted shares. The first grant would be made on the first Friday in June 1996, and on the first Friday in June every fifth year thereafter while the Outside Directors' Plan remains in effect, in each case to all outside directors then in office.

         Upon receipt of the restricted shares, the outside director will have all rights of ownership with respect to such restricted shares, including the right to vote and to receive dividends, except that, prior to the expiration of a five-year period after the date of grant (the "Restricted Period"), the outside director will be prohibited from selling, assigning, pledging, hypothecating or otherwise transferring such restricted shares.
If an outside director's service as a director terminates for any reason (including death) during the Restricted Period, and on or after the first anniversary of the grant of the restricted
PAGE
shares, the restrictions on transfer will lapse immediately in proportion to the number of months that have elapsed since the date of grant and the remainder of such restricted shares will be forfeited. If an outside director's service terminates for any reason (including death) before the first anniversary of the date of grant of the restricted shares, all of such restricted shares will be forfeited. The Committee may in its discretion direct the Company to make cash payments to an outside director to assist in satisfying the federal income tax liability with respect to the award or vesting of the restricted shares.

         Increase in Authorized Shares. To facilitate the grant of restricted shares, the number of shares of Common Stock authorized for issuance under the Outside Directors' Plan would be increased from 75,000 shares to 200,000 shares. This number of shares of Common Stock available for issuance pursuant to awards made under the Plan, as well as the size of the stock options and restricted stock awards provided for under the Plan and the exercise price and the number of shares issuable upon the exercise of outstanding options, is subject to proportionate adjustment by the Committee to the extent required to prevent the dilution or enlargement of the rights of participants in the Outside Directors' Plan in the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, exchange of shares, or similar event.

         Extension of Post-Termination Stock Option Exercise Period. Pursuant to the terms of the Outside Directors' Plan, an outside director is able to exercise his or her stock options for 90 days following cessation of service as a director, except that an outside director who is eligible to receive a benefit under the Interpublic Outside Directors' Pension Plan (directors elected prior to January 1, 1995) may exercise his or her options for 60 months following cessation of service (but in either case in no event after the expiration of the ten-year option term). As amended, the Outside Directors' Plan would permit outside directors to exercise those options granted on or after June 1, 1996 and exercisable at the time of cessation of service for a period of three years following cessation of service (but in no event after the expiration of the ten-year option term), whether or not the director is eligible to receive a benefit under the Outside Directors' Pension Plan. Those options would not be exercisable after expiration of the ten-year term.
PAGE

         On March 25, 1996, the closing price for the Corporation's Common Stock on the New York Stock Exchange was $45.00 per share.

Federal Income Tax Consequences

         The material federal income tax consequences of grants under the Outside Directors' Plan, based on the current provisions of the Internal Revenue Code and the regulations thereunder, are as follows.

         The grant of a stock option to a non-employee director will have no immediate tax consequences to the director or to the Company. In general, upon the exercise of a stock option, the director will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the option price, and the Company will, in general, be entitled to a tax deduction in the same amount. In the case of an award of restricted stock, the non-employee director generally will recognize ordinary income equal to the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first), and the Company will, in general, be entitled to a tax deduction in the same amount. Alternatively, a director may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture. If a director makes this election, the amount of ordinary income and the amount of the Company's tax deduction will be determined as of the date of receipt of the shares, rather than upon the expiration of the applicable restrictions. If the Company makes a tax assistance payment to a non-employee director, the director will recognize ordinary income equal to the amount of the payment, and the Company will, in general, be entitled to a tax deduction in the same amount.

         When a non-employee director sells shares of Common Stock acquired under the Outside Directors' Plan, the director generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the director's basis in the shares. In general, the director's basis in the shares will be equal to the amount of the ordinary income recognized in connection with the receipt of the PAGE shares plus any amount paid for the shares. Any capital gain or loss realized upon the sale of the shares will be long-term or short-term, depending on whether the shares have been held for more than one year from the date as of which the director recognized ordinary income.

         Vote Required.

         The affirmative vote of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


         4. APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Price Waterhouse have been appointed and are acting as independent accountants of the Company for the year 1996. This firm has been the Company's independent accountants since 1952. Price Waterhouse has advised the Company that they are independent accountants with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Securities and Exchange Commission.

         A representative of Price Waterhouse is expected to be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

         If a majority of the shares of Common Stock present in person or by proxy and entitled to vote do not confirm the appointment of Price Waterhouse, the Board of Directors of the Company will take such vote into consideration and take action consistent to the extent practicable with the stockholders' vote and the Company's need for the services of independent accountants for the balance of the year 1996.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION OF THE APPOINTMENT OF PRICE WATERHOUSE.
PAGE

         5.  STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND

         Interpublic is advised that two stockholders intend to present the proposal set forth below for consideration and action by stockholders at the Annual Meeting. The names and addresses of these two shareholders and the number of shares of Common Stock each holds in Interpublic will be furnished by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The stockholders' proposal is as follows:

         WHEREAS, the Interpublic Group has a wholly-owned subsidiary in Northern Ireland, McCann-Erickson Belfast Ltd.,

         WHEREAS, the on-going peace process in Northern Ireland encourages us to search for non-violent means for establishing justice and equality;


         WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the conflict in that country; and

         WHEREAS, Dr. Sean MacBride, founder Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

         1. Increasing the representation of individuals from under represented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

         2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

         3. The banning of provocative religious or political emblems from the workplace.

         4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under represented religious groups.
PAGE

         5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

         6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

         7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

         8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

         9. The appointment of a senior management staff member to oversee the Company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

         RESOLVED, Shareholders request the Board of Directors to:

              1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride
         Principles.



                                  SUPPORTING STATEMENT

         -- We believe that the Company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

         -- Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.
PAGE

         -- Implementation of the MacBride Principles by the Company will demonstrate its concern for human rights and equality of opportunity in its international operations.

         Please vote your proxy FOR these concerns.



                   INTERPUBLIC'S STATEMENT IN OPPOSITION


         Interpublic has one advertising agency in Northern Ireland, McCann-Erickson Belfast, which was acquired in June 1986. This agency has about 33 employees.

         Management of Interpublic believes that McCann-Erickson
Belfast's policies and practices are consistent with Interpublic's policy to recruit, employ and promote all qualified personnel without regard to race, creed, color, national origin, sex, age, veteran status or disability.

         The Company shares the proponent's concern for human rights and equality of opportunity as well as the need to encourage employment and opportunity in Northern Ireland. It believes that an effective commitment to fair employment has been made in good faith by McCann Erickson Belfast, and that implementation of all of the MacBride Principles is not necessary nor desirable under the circumstances. Furthermore it is not practical or prudent for the Board of Directors of the Company to develop solutions in the United States to problems unique to Northern Ireland.

         Interpublic believes that McCann-Erickson Belfast is in full compliance with the Fair Employment Act of 1989, as amended, effective in Northern Ireland. Under this law, an employee designated as the Monitoring Officer is required to monitor the religious composition of the workforce and to submit a statutory annual report to the Fair Employment Commission. The Monitoring Officer for McCann-Erickson Belfast reports he has found no evidence of religious or political discrimination in the composition of its workforce.

         McCann-Erickson Belfast ("MEB") has adopted and implements the following Policy Statement on Religious Equality of Opportunity in Employment:
PAGE

              (1) Overall responsibility for policy and practice has been undertaken by the Managing Director, although it is emphasized that employees at every level within the organization have a responsibility in the promotion of equality of opportunity in employment.

              (2) MEB endorses the merit principle, namely that the best individual for a job will be selected without regard for his or her religious belief or perceived religious affiliation. This principle applies both to permanent payroll and temporary positions. The merit principle is confirmed as applying to recruitment to the Company, training, transfer and promotion.

              (3) Job vacancies which require external candidates will be advertised in the press or lodged with accredited organizations including the job centers in a way which ensures that qualified candidates across the community are made aware of such opportunities. Word of mouth as a means of securing applicants is discontinued.

              (4) MEB will periodically review its selection criteria and procedures to maintain a system where individuals are selected, promoted and treated solely on the basis of their merits and those abilities which are appropriate to the job. Such reviews may include the evaluation of existing and new objective tests related to clearly defined job attributes.

              (5) MEB will monitor the religious composition of the total employee body by defined job groupings and will carry out compositional analyses of all applicants for vacancies at every level. The religious affiliation records will be maintained, summarized and analyzed by the Monitoring Officer.

              (6) Where compositional analysis points to the need for further affirmative action, MEB will determine what action is required to be taken and will diligently implement appropriate action.
PAGE

              (7) MEB will distribute and publicize this policy statement throughout the premises and elsewhere as is from time to time appropriate.

              (8) MEB will ensure through the grievance procedure that any employee who believes that inequitable treatment has been applied to him or her within the scope of this policy is afforded full opportunity to raise the matter.

              (9) All employees have a responsibility to accept their personal involvement in the practical application of this policy, but specific responsibility falls upon management who are involved in recruitment, employee administration and training.

              (10) It is the responsibility of all employees in conjunction with MEB to foster and encourage a harmonious working atmosphere in which no section of the community feels threatened or intimidated because of their religion.

         Vote Required

         The affirmative vote of the majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the stockholders' proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND.

PAGE

                        SOLICITATION OF PROXIES

         The solicitation of proxies is made on behalf of the Management of the Company. Solicitation of proxies will be primarily by mail. In addition, proxies may be solicited in person or by telephone, telefax or other means by officers, directors and employees of the Company, for which they will receive no additional compensation. Banks, brokers and others holding stock in their names or in the names of nominees will be reimbursed for out-of-pocket expenses incurred in sending proxy material to the beneficial owners of such shares. The cost of solicitation will be borne by the Company. D.F. King & Co., New York, N.Y., has been retained to assist the Company in the distribution of proxy materials to, and the solicitation of proxies from, brokers and other institutional holders at a fee of $7,500, plus reasonable out-of-pocket expenses.

         The Management is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                       By Order of the Board of
                                       Directors,



                                       Nicholas J. Camera
                                       Secretary


April 19, 1996

PAGE

                                                           APPENDIX A

                   THE INTERPUBLIC GROUP OF COMPANIES, INC.

                          1996 STOCK INCENTIVE PLAN



I.       ESTABLISHMENT OF THE PLAN.

              The Interpublic Group of Companies, Inc. (hereinafter called the "Corporation") hereby establishes The Interpublic Group of Companies, Inc. 1996 Stock Incentive Plan
         (hereinafter called the "Plan"), subject to the terms and conditions hereinafter stated.


II.      PURPOSES OF THE PLAN.

         The purposes of the Plan are:

              (A) To encourage stock ownership by key employees of the Corporation and its Subsidiaries so that they will have a proprietary interest in the Corporation;

              (B) To provide an incentive for such employees to expand and improve the growth and prosperity of the Corporation and its Subsidiaries; and

              (C) To assist the Corporation and its Subsidiaries in attracting and retaining key employees.


III. DEFINITIONS.

              Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Article III. Wherever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular number shall be deemed to refer also to the plural number; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended or as reenacted.
PAGE

              (a) "Award" means an Option or one or more Restricted Shares granted under the Plan. Unless the context clearly indicates otherwise, the term "Award" shall include both
         Options and Restricted Shares.

              (b) "Board" means the Board of Directors of the Corporation.

    (c) "Change of Control" means the occurrence of any of the following events:

         (i)  Any person (within the meaning of Sections
    13(d) and 14(d) of the Securities Exchange Act of 1934
    (the "1934 Act")), other than the Corporation or any of its Subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding voting securities;
    or

         (ii) A tender offer or exchange offer (other than an offer by the Corporation), pursuant to which shares of the Corporation's Common Stock were purchased, expires; or

         (iii) The stockholders of the Corporation approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither the Corporation nor a corporation that was, prior to the merger or consolidation, a subsidiary of the Corporation; or

         (iv)  The stockholders approve an agreement
    (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of the Corporation's assets; or

         (v) During any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Corporation's stockholders of each new
PAGE
    director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

    (d) "Committee" means the committee established by the Board pursuant to Article IV hereof.

    (e)  "Common Stock" means shares of the Corporation's
  $.10 par value common stock.

    (f)  "Corporation" means The Interpublic Group of
  Companies, Inc.

    (g) "Disability" means a condition that, in the judgment of the Committee, has rendered a Grantee completely and presumably permanently unable to perform any and every duty of his or her regular occupation.

    (h) "Employee" means any common-law employee of the Corporation or Subsidiary, including an employee who is a director or officer.

    (i) "Grantee" means an individual to whom an Award is granted under the Plan.

    (j)  "Option" means a right granted to purchase Common
  Stock under the Plan.

    (k)  "Plan" means The Interpublic Group of Companies,
  Inc. 1996 Stock Incentive Plan, as set forth herein and as amended from time to time.

    (l) "Restricted Shares" means shares of Common Stock granted pursuant to Article IX hereof and subject to the restrictions and other terms and conditions set forth in the Plan and in the instrument evidencing the grant of the Restricted Shares.

    (m) "Restriction Period" means a period beginning on the date on which Restricted Shares are granted and ending at the expiration of (i) four years from that date or (ii) any other date determined by the Committee in its discretion
PAGE
  that occurs no sooner than one year from the date on which the Restricted Shares are granted. The Committee may exercise its discretion pursuant to clause (ii) of the preceding sentence from time to time, either before or after the Restricted Shares are granted, and may exercise its discretion with respect to one or more Grantees but not with respect to others and with respect to certain Restricted Shares held by a Grantee but not with respect to others; provided, that after the Restricted Shares have been granted, the Committee may not defer the expiration of the Restriction Period applicable to such Restricted Shares.

    (n) "Retirement" means retirement from the Corporation or a Subsidiary pursuant to the provisions of the Interpublic Retirement Account Plan (or, if applicable, the provisions of a pension plan of a Subsidiary), as amended from time to time.

    (o) "Subsidiary" means a subsidiary of the Corporation that meets the definition of a "subsidiary corporation" in
  Section 424(f) of the Internal Revenue Code of 1986, as amended.


IV. ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by a committee (the
  "Committee") of at least two directors each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
  Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. No member of the Committee shall be eligible to receive an Award under the Plan.

    The Committee shall have and may exercise all of the powers granted to it by the provisions of the Plan. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations, and procedures as it deems advisable for the conduct of its affairs, and may appoint one of its members to be its chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall have full authority to direct the proper officers of the Corporation to issue or transfer
PAGE
  shares of the Corporation's Common Stock pursuant to the exercise of an Option granted under the Plan or in connection with the grant of Restricted Shares under the Plan.

    The Committee shall act by vote or written consent of a majority of its members. The decisions of the Committee shall be final and binding unless otherwise determined by the Board. Each member of the Committee and each member of the Board shall be without liability, to the fullest extent permitted by law, for any action taken or determination made in good faith in connection with the Plan.


V.  CAPITAL STOCK SUBJECT TO AWARDS.

  A.  Shares Available Under the Plan.

    The aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 25,000,000, which number of shares is subject to adjustment as hereinafter provided in Article XI. Shares of Common Stock issued pursuant to Awards shall be provided from shares in the Corporation's treasury or from shares authorized but unissued. If an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of unpurchased shares covered thereby shall become available for the granting of Awards under the Plan (unless the Plan has been terminated) within the aggregate maximum stated above. Similarly, if any shares of Common Stock are returned to the Corporation pursuant to Paragraph B of
  Article IX or pursuant to restrictions set forth in the instrument evidencing the grant of Restricted Shares, such shares shall become available for the granting of Awards under the Plan (unless the Plan has been terminated) within the aggregate maximum stated above.
PAGE

  B.  Limitations On Awards.

    During the term of the Plan, Awards of Restricted
  Shares and Awards of Options to any Grantee shall not exceed in the aggregate 3,750,000 shares of Common Stock.

    During the term of the Plan, no more than forty percent
  (40%) of the shares of Common Stock reserved for issuance under Paragraph A of this Section V shall be available for Awards of Restricted Shares.


VI. ELIGIBILITY.

    The individuals eligible to receive Awards shall be those Employees who are not members of the Committee and who are determined by the Committee to be key employees of the Corporation and its Subsidiaries.


VII. DESIGNATION OF GRANTEES.

    Subject to the provisions of the Plan, the Committee shall determine from time to time which of those eligible Employees will be granted Awards under the Plan, how many shares of Common Stock may be purchased under each Option, and how many Restricted Shares may be granted pursuant to each grant of Restricted Shares. In making such determinations, the Committee shall take into account the duties and responsibilities of each Employee, his or her present and potential contributions to the growth and success of the Corporation or of a Subsidiary, and such other factors as the Committee shall deem consistent with the purposes of the Plan. The Committee shall not be precluded from granting an Award to any eligible Employee solely because such Employee has previously received an Award under the Plan. With respect to grants of Options to acquire 10,000 or fewer shares of Common Stock of the
  Corporation, and with respect   to awards of not more than
PAGE

  3,000 Restricted Shares, the Corporation's Management Human Resources Committee may exercise the powers of the Committee set forth in this Article, in the first paragraph of Paragraph D of Article VIII, and in the first sentence only of Section (m) of Article III, provided that no Option may be granted or Restricted Shares awarded by the Management Human Resources Committee to an individual who is subject to
  Section 16 of the Securities Exchange Act of 1934, as amended.


VIII. TERMS OF OPTIONS.

    Each Option granted under the Plan shall state that it shall not be treated as an incentive stock option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision, and shall be subject to the following terms and conditions:

  A.  Number of Shares and Option Price.

    Each Option shall state the total number of shares of Common Stock to which it pertains. The purchase price for shares subject to the Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock of the Corporation at the time such Option is granted.

  B.  Duration of Option.

    No Option shall be exercisable after the expiration of ten years from the date on which it is granted, or of such shorter term as the Committee may establish for any or all shares subject to such Option. Except as provided in this Paragraph B, an Option shall terminate on the date on which the Grantee ceases to be employed by the Corporation or a Subsidiary.

    If a Grantee ceases to be employed by the Corporation or a Subsidiary owing to his or her Disability or Retirement, he or she may, at any time within three years after his or her employment ceases, exercise any Option to
PAGE
  the extent that he or she was entitled to exercise it on the date his or her employment ceased; but in no event shall any Option be exercisable after the expiration of the term of the Option established in accordance with the first sentence of this Paragraph B.

    If a Grantee dies while in the employ of the Corporation or a Subsidiary (or if he or she dies within three years after he or she has ceased to be employed by the Corporation or a Subsidiary owing to his or her Disability or Retirement), and the Grantee has not fully exercised all of his or her Options at the time of his or her death, his or her personal representative, or those persons who receive the Options by bequest or inheritance, shall have the right, during the one-year period following his or her death, to exercise such Options. An Option shall be exercisable during such one-year period only for that number of shares, if any, that the Grantee could have purchased under such Option on the date of his or her death. In no event shall any Option be exercisable after the expiration of the term of the Option established in accordance with the first sentence of this Paragraph B.

    If a Grantee ceases to be employed by the Corporation or a Subsidiary owing to his or her Disability or Retirement, or if a Grantee dies while in the employ of the Corporation or a Subsidiary, the Committee may provide, on a case by case basis, for the exercise of all or part of any Option held by the Grantee, whether or not he or she was entitled to exercise it on the date that his or her employment ceased or death occurred; provided, however, that no such determination shall permit an Option to be exercised within one year following its grant.

  C.  Nonassignability.

    Options shall not be transferable other than by will or by the laws of descent and distribution. During a Grantee's lifetime, Options shall be exercisable only by such Grantee.
PAGE

  D.  Limitations on Exercise of Options.

    An Option may not be exercised in whole or in part during the twelve-month period commencing with the date on which it was granted; thereafter it shall become exercisable on such schedule as is determined by the Committee at the time of the grant or as otherwise provided by the Plan.

    At the time an Option is granted or at any time thereafter, the Committee may stipulate that, if a Change of Control occurs, the limitations set forth above in this Paragraph D shall lapse with respect to such Option, and that such Option shall be immediately exercisable.

    To the extent that any portion of an Option has become exercisable, it may thereafter be exercised at any time prior to the expiration or earlier termination of the Option. Notwithstanding the foregoing, no Option shall be exercisable by a Grantee at a time when the Grantee is not employed by the Corporation or by a Subsidiary except to the extent permitted by Paragraph B of this Article.

  E.  Manner of Exercise.

    Subject to the provisions of Paragraph D of this Article, an Option may be exercised at one time or from time to time, except that each partial exercise of an Option shall be for 50 shares or a multiple thereof, or, if fewer than 50 shares remain outstanding under the Option, for all the remaining shares. The procedures for exercise shall be set forth in the written Option certificate provided for in Paragraph I of this Article.

  F.  Payment for Shares.

    Payment in full of the purchase price for the shares purchased pursuant to the exercise of any Option shall be made in cash upon exercise of the Option. All shares sold under the Plan pursuant to the exercise of an Option shall be fully paid and nonassessable.
PAGE

  G.  Payment of Withholding Taxes.

    Payment in full of any federal, state, or local taxes of any kind required by law to be withheld with respect to the exercise of the Option shall be made to the Corporation in cash upon exercise of the Option. A Grantee may irrevocably elect to have any withholding tax obligation satisfied by (i) having the Corporation withhold shares otherwise deliverable to the Grantee with respect to the exercise of the Option, or (ii) delivering to the Corporation shares received upon the exercise of the Option or delivering to the Corporation other shares of Common Stock; provided, that the Committee may, in its sole discretion, disapprove any such election.

  H.  Voting and Dividend Rights.

    No Grantee of an Option shall have any voting or dividend rights or any other rights of a stockholder with respect to any shares of Common Stock covered by an Option before he or she exercises the Option with respect to such shares and his or her name is recorded on the Corporation's stockholder ledger as the holder of record of such shares.

  I.  Option Certificates.

    The proper officers of the Corporation shall execute and deliver written Option certificates, which shall contain such provisions as are expressly provided herein and such additional provisions as the Committee in each instance shall deem appropriate and not inconsistent with any of the express provisions of the Plan.


IX. RESTRICTED SHARES.

    Each Restricted Share granted under the Plan shall be subject to the following terms and conditions, and to such additional terms and conditions as the Committee shall deem appropriate; provided that none of these additional terms and conditions shall be more favorable to a Grantee than the terms and conditions set forth herein.
PAGE

  A.  Rights with Respect to Shares.

    A Grantee to whom Restricted Shares have been granted shall have absolute ownership of such shares, including the right to vote the same and to receive dividends thereon, subject, however, to the terms, conditions, and restrictions described in the Plan and in the instrument evidencing the grant of the Restricted Shares to such Grantee. The Grantee's absolute ownership shall become effective only after he or she has received a certificate or certificates for the number of shares of Common Stock awarded, or after he or she has received notification that such certificate or certificates are being held in custody for him or her.

  B.  Restrictions.

    Until the restrictions set forth in this Paragraph B shall lapse pursuant to Paragraph C or D of this Article IX, Restricted Shares shall be subject to the following conditions:

    (i) Restricted Shares shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of; and

    (ii) If the Grantee ceases to be an Employee for any reason, except as provided in Paragraph D of the Article, any Restricted Shares that had been delivered to, or held in custody for, the Grantee shall be returned to the Corporation forthwith, and all the rights of the Grantee with respect to such shares shall immediately terminate without any payment of consideration by the Corporation. If the Grantee's interest in the Restricted Shares shall be terminated pursuant to this clause (ii), he or she shall forthwith deliver to the Secretary or any Assistant Secretary of the Corporation the certificates for such shares, accompanied by such instrument of transfer as may be required by the Secretary or any Assistant Secretary of the Corporation.
PAGE

  C.  Lapse of Restrictions.

    Except as provided below with respect to a Change of Control and as set forth in Paragraph D hereof, the restrictions set forth in Paragraph B hereof, shall lapse at the end of the Restriction Period.

    At the time Restricted Shares are granted or at any time thereafter, the Committee may stipulate that the restrictions set forth in Paragraph B hereof shall lapse with respect to such Restricted Shares if a Change of Control occurs.

  D.  Termination of Employment.

    Any provision of Paragraph B hereof to the contrary notwithstanding, if a Grantee has been in the continuous employment of the Corporation or of any Subsidiary for more than one year from the date on which one or more Restricted Shares were granted to him or her and if such Grantee shall die or incur a Disability while so employed, then the restrictions set forth in Paragraph B shall lapse on the date of the Grantee's death or Disability with respect to a fraction of the Restricted Shares awarded to such Grantee. The numerator of the fraction shall be the number of months that have elapsed since the Restricted Shares were granted, and the denominator of the fraction shall be the number of months in the Restriction Period; provided that in the case of a fractional month, a period of 15 days or more shall be treated as a full month, and a period of less than 15 days shall be disregarded.

    Any provision of Paragraph B hereof to the contrary notwithstanding, if a Grantee has been in the continuous employment of the Corporation or of any Subsidiary for more than one year from the date on which one or more Restricted Shares were granted to him or her, and if the employment of the Grantee by the Corporation or of any Subsidiary shall terminate for any reason, then the Management Human Resources Committee of the Corporation may, but is not under any obligation to, recommend to the Committee that the restrictions set forth in Paragraph B should lapse. The Committee in its sole discretion may provide, on a case-by-case basis, that the restrictions set forth in Paragraph B shall lapse.
PAGE

  E.  Agreement by Grantee Regarding Withholding Taxes.

    Each Grantee who receives one or more Restricted Shares shall agree that, subject to the provisions of Paragraph B hereof:

    (i) No later than the date of the lapse of the restrictions set forth in Paragraph B hereof (and any additional restrictions set forth in the instrument evidencing the grant of the Restricted Shares) he or she will pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares, and

    (ii) The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

    A Grantee may irrevocably elect to have any withholding tax obligation satisfied by (a) having the Corporation withhold shares otherwise deliverable to the Grantee in connection with the grant of Restricted Shares, or (b) delivering to the Corporation such Restricted Shares or delivering to the Corporation other shares of Common Stock; provided, that the Committee may, in its sole discretion, disapprove any such election.

  F.  Tax Assistance Payments.

    When the restrictions set forth in Paragraph B hereof, or in the instrument evidencing the grant of the Restricted Shares, lapse, the Committee may, in its discretion, direct the Corporation to make cash payments to assist the Grantee in satisfying his federal income tax liability with respect to the Restricted Shares. Such payments may be made only to those Grantees whose performance the Committee determines to have been fully satisfactory between the date on which the
PAGE

  Restricted Shares were granted and the date on which such restrictions lapse. The Committee may, in its discretion, estimate the amount of the federal income tax in accordance with methods or criteria uniformly applied to Grantees similarly situated, without regard to the individual circumstances of a particular Grantee.

  G.  Election to Recognize Gross Income in Year of Grant.

    If a Grantee properly elects, within 30 days of the date of grant of a Restricted Share, to include in gross income for federal income tax purposes an amount equal to the fair market value of the shares of Common Stock awarded on the date of grant, he or she shall make arrangements satisfactory to the Committee to pay in the year of such grant any federal, state, or local taxes required to be withheld with respect to such shares. If he or she shall fail to make the payments, the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to such shares of Common Stock.

  H.  Restrictive Legends; Certificates May be Held in
      Custody.

         Certificates evidencing Restricted Shares shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan and in the instrument evidencing the grant of the Restricted Shares. Any attempt to dispose of such Restricted Shares in contravention of the terms, conditions, and restrictions described in the Plan or in the instrument evidencing the grant of the Restricted Shares shall be ineffective. The Committee may enact rules that provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody, until the restrictions thereon shall have lapsed.
PAGE

  I.  Foreign Laws.

    Notwithstanding any provisions of the Plan to the contrary, including but not limited to Articles VI and VII and Paragraphs A and B(i) of Article IX, if Restricted Shares are to be awarded to a Grantee who is subject to the laws, including but not limited to the tax laws, of any country other than the United States, the Committee may, in its discretion, direct the Corporation to sell, assign, or otherwise transfer the Restricted Shares to a trust or other entity or arrangement, rather than grant the Restricted Shares directly to the Grantee, in order to comply with such laws or to assure that the Grantee qualifies for tax treatment that is comparable to the tax treatment accorded to the recipients of Restricted Shares by the tax laws of the United States or for tax treatment that is made available by the laws of such country.


X.  COMPLIANCE WITH LAW AND OTHER CONDITIONS.

  A.  Restrictions on Grant of Awards.

    The listing on the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be awarded or sold pursuant to Awards may be necessary or desirable as a condition of or in connection with such Awards (in order to permit the exercise of Options, the awarding of Restricted Shares, or the resale or other disposition of any shares of Common Stock by or on behalf of the Grantees). If the Board in its sole discretion determines that such listing, registration, or qualification is necessary or desirable, delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration, or qualification shall have been completed. The Corporation agrees that it will use its best efforts to effect any such listing, registration, or qualification; provided, however, that the Corporation shall not be required to use its best efforts to effect such registration under the Securities Act of 1933
PAGE
  other than by providing the information called for by Form S-3 and Form S-8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-3 and Form S-8.

  B.  Restrictions on Resale of Unregistered Shares.

    If the shares of Common Stock that have been awarded or sold to a Grantee pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Grantee may be required, if the Committee shall deem it advisable, to agree in writing (i) that any shares of Common Stock acquired by such Grantee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act, and (ii) that such Grantee is acquiring such shares of Common Stock for his or her own account and not with a view to the distribution thereof.


XI. ADJUSTMENTS.

    The number of shares of Common Stock of the Corporation reserved for Awards under the Plan, the number of shares comprising outstanding Awards, the number of shares permitted to be granted to any Grantee during the term of the Plan as set forth in Section V(B) hereof, and in the case of outstanding Options, the exercise price shall be subject to adjustment by the Committee, in its sole discretion, to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares or other similar event. All determinations made by the Committee with respect to adjustments under this Article XI shall be conclusive and binding for all purposes of the Plan.
PAGE

XII. MISCELLANEOUS PROVISIONS.

  A.  No Right to Receive Award.

    Nothing in the Plan shall be construed to give any Employee any right to receive an Award under the Plan.

  B.  Effect of Stock Splits, etc. on Restricted Shares.

    Any shares of Common Stock of the Corporation received by a Grantee as a stock dividend on Restricted Shares, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations, or other events affecting Restricted Shares, shall have the same status, be subject to the same restrictions, and bear the same legend as the shares with respect to which they were issued.

  C.  Expenses of Plan.

    The expenses of the Plan shall be borne by the Corporation.


XIII. AMENDMENT, SUSPENSION, OR TERMINATION.

  A.  Amendment.

    The Plan may be amended at any time and from time to time by the Board, but no amendment that increases the aggregate number of shares of Common Stock that may be granted pursuant to the Plan or that extends the period during which Awards may be granted under the Plan shall be effective unless and until the same is approved, at a meeting held to take such action at which a quorum is present, by the affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote. Without the written consent of a Grantee, no amendment of the Plan shall adversely affect any right of such Grantee with respect to any Award theretofore granted to him or to her.
PAGE

  B.  Right of Board to Suspend or Terminate Plan.

    The Board may at any time suspend or terminate the Plan. No Awards may be granted during any suspension of the Plan or after the Plan has been terminated.

  C.  Termination of Plan.

    The Plan shall terminate upon the earlier of the following dates:

    ( i) On the date of termination specified in a resolution of the Board, or

    (ii) On a date ten years from the date on which the Plan is approved by the stockholders of the Corporation in accordance with Article XV hereof.

    Except as otherwise provided in Article XV, the termination of the Plan shall not affect any Awards previously granted. After the Plan terminates, the function of the Committee will be limited to supervising the administration of Awards previously granted.


XIV. GOVERNING LAW.

    The Plan and all Awards made thereunder shall be governed by the laws of the State of New York.


XV. ADOPTION BY BOARD AND APPROVAL BY STOCKHOLDERS.

    The Plan shall become effective upon its adoption by the Board; provided, however, that if the Plan is not approved by the stockholders of the Corporation prior to the first anniversary of its adoption, the Plan and all Awards made thereunder shall be of no effect. Stockholder approval shall be obtained, at a meeting held to take such action at which a quorum is present, by the affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote.

                                       APPENDIX B


    THE INTERPUBLIC OUTSIDE DIRECTORS' STOCK INCENTIVE PLAN


                           ARTICLE I
                          INTRODUCTION

  1.1.   Name of Plan.  The name of the Plan is the "Interpublic
Outside Directors' Stock Incentive Plan."

  1.2. Purpose of Plan. The Plan is being established to attract, retain and compensate for service highly qualified individuals to serve as members of the Board of Directors of the Corporation, but not current employees of the Corporation or any of its Subsidiaries, and to enable them to increase their ownership in the Corporation's Common Stock. The Plan will be beneficial to the Corporation and its stockholders since it will allow these directors to have a greater personal financial stake in the Corporation through the ownership of the Corporation's Common Stock, in addition to strengthening their common interest with stockholders in increasing the value of the Corporation's Common Stock longer term.

  1.3.   Effective Date.  The effective date of the Plan is June
1, 1994, or such later date as stockholder approval is obtained.


                           ARTICLE II
                          DEFINITIONS

  When used in capitalized form in the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise:

  Act. "Act" means the Securities Exchange Act of 1934, as currently in effect or hereafter amended.
PAGE

  Committee. "Committee" means the directors of the Corporation who are not Outside Directors.

  Common Stock.    "Common Stock" means shares of the
Corporation's $.10 par value common stock.

  Corporation.  "Corporation" means The Interpublic Group of
Companies, Inc.

  Fair Market Value. "Fair Market Value" means the mean of the high and low prices at which the Common Stock of the Corporation is traded on the date in question, as reported on the composite tape for New York Stock Exchange issues.

  Option. "Option" means a right to purchase Common Stock under the Plan.

  Option Period. "Option Period" means the period beginning on the third anniversary of the date of grant of an Option and ending on the tenth anniversary of the date of grant.

  Outside Directors. "Outside Directors" means members of the Board of Directors of the Corporation who are not employees of the Corporation or any of its Subsidiaries.

  Plan.  "Plan" means the Interpublic Outside Directors' Stock
Incentive Plan, as amended from time to time.

  Restricted Shares.    "Restricted Shares" means shares of
Common Stock granted pursuant to Article VIII hereof and subject to the restrictions and other terms and conditions set forth in the Plan.

  Restriction Period.   "Restriction Period" with respect to any
Restricted Shares means the period beginning on the date on which such Restricted Shares are granted and ending on the fifth anniversary of the date of grant.
PAGE

  Subsidiary. "Subsidiary" means a subsidiary of the Corporation that meets the definition of a "subsidiary corporation" in Section 424(f) of the Internal Revenue Code of 1986, as amended.

                          ARTICLE III
                          ELIGIBILITY

  3.1. Condition. An individual who is an Outside Director on or after June 1, 1994 shall be eligible to participate in the Plan.


                           ARTICLE IV
                        SHARES AVAILABLE

  4.1.   Number of Shares Available.  An aggregate of Two
Hundred Thousand (200,000) shares of Common Stock are available for issuance under the Plan pursuant to awards of Options and Restricted Shares. Such shares of Common Stock may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

  4.2. Adjustments. The number of shares of Common Stock of the Corporation reserved for awards of Options and Restricted Shares under the Plan, the number of shares comprising awards of Restricted Shares, and the exercise price and the number of shares issuable under any outstanding Options, shall be subject to proportionate adjustment by the Committee to the extent required to prevent dilution or enlargement of the rights of the grantee in the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares or other similar event. All determinations made by the Committee with respect to adjustment under this Section 4.2 shall be conclusive and binding for all purposes of the Plan.

  4.3 Effect of Stock Splits, etc. on Restricted Shares. Any shares of Common Stock of the Corporation received by a grantee as a stock dividend on Restricted Shares, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations, or other events affecting Restricted PAGE

Shares, shall have the same status, be subject to the same restrictions, and bear the same legend as the shares with respect to which they were issued.


                           ARTICLE V
                       GRANTS OF OPTIONS


  5.1. Options. The only types of options which may be granted under the Plan are non-qualified stock options.

  5.2. Annual Grant. Each year on the first Friday in the month of June, each Outside Director then serving shall automatically receive an Option covering the whole number of shares of Common Stock of the Corporation that have an aggregate Fair Market Value on the date of grant of $30,000, or if no whole number of shares has such an aggregate Fair Market Value then that whole number of shares having a Fair Market Value not in excess of $30,000. Notwithstanding the foregoing, if, on that first Friday, the General Counsel of the Corporation determines, in his or her sole discretion, that the Corporation is in possession of material, undisclosed information about the Corporation, then the annual grant of Options to Outside Directors shall be suspended until the second day after public dissemination of such information. If Common Stock of the Corporation is not traded on the New York Stock Exchange on any date a grant would otherwise be made, then the grant shall be made as of the next day thereafter on which Common Stock of the Corporation is so traded.

  5.3. Option Price. The exercise price per share of the Option shall be the Fair Market Value of the Common Stock on the date of the grant.


                           ARTICLE VI
                         OPTION PERIOD

  6.1. Duration. An Option granted under the Plan shall become exercisable three years after the date of grant and shall expire ten years after the date of grant, unless it is sooner terminated pursuant to Section 9.1 of the Plan.
PAGE

                          ARTICLE VII
                PAYMENT UPON EXERCISE OF OPTIONS

  7.1. Exercise Price. The exercise price of an Option shall be paid in cash in U.S. Dollars on the date of exercise.


                          ARTICLE VIII
                       RESTRICTED SHARES

  8.1. Grants. On the first Friday in June 1996, and on the first Friday in June every five years thereafter during the term of the Plan, the Corporation shall grant Two Thousand (2,000) Restricted Shares to each person who is serving as an Outside Director as of such date.

  8.2 Additional Restrictions. Each Restricted Share granted under the Plan shall be subject to the following terms and conditions:

    A.   Rights with Respect to Shares.

         A grantee to whom Restricted Shares have been granted under the Plan shall have absolute ownership of such shares, including the right to vote the same and to receive dividends thereon, subject, however, to the terms, conditions, and restrictions described in the Plan. The grantee's absolute ownership shall become effective only after he or she has received a certificate or certificates for the number of shares of Common Stock awarded, or after he or she has received notification that such certificate or certificates are being held in custody for him or her.

    B.   Restrictions.

         Until the expiration of the Restriction Period therefor, Restricted Shares shall be subject to the following conditions:
PAGE

         (i) Restricted Shares shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of; and

         (ii) if the grantee ceases to serve as an Outside Director for any reason, then, except as otherwise provided in
Section 9.2 of the Plan, any Restricted Shares for which the Restriction Period has not lapsed that had been delivered to, or held in custody for, the grantee shall be returned to the Corporation forthwith, and all the rights of the grantee with respect to such shares shall immediately terminate without any payment of consideration by the Corporation.

    C.   Lapse of Restrictions.

         Except as otherwise set forth in Section 9.2 of the Plan, the restrictions set forth in Paragraph B of this
Section 8.2 for Restricted Shares shall lapse at the end of the Restriction Period with respect to such shares.

    D.   Tax Assistance Payments.

    When the restrictions set forth in Paragraph B hereof lapse, the Committee may, in its discretion, direct the Corporation to make cash payments to assist the grantee in satisfying his federal income tax liability with respect to the Restricted Shares. Such payments may be made only to those grantees whose performance the Committee determines to have been fully satisfactory between the date on which the Restricted Shares were granted and the date on which such restrictions lapse. The Committee may, in its discretion, estimate the amount of the federal income tax in accordance with methods or criteria uniformly applied to grantees similarly situated, without regard to the individual circumstances of a particular grantee.

    E.   Restrictive Legends; Certificates May be Held in
         Custody.

         Certificates evidencing Restricted Shares shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan. Any attempt to dispose PAGE of such Restricted Shares in contravention of the terms, conditions, and restrictions described in the Plan shall be ineffective. The Committee may enact rules that provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody, until the restrictions thereon shall have lapsed.


                           ARTICLE IX
            CESSATION OF SERVICE, RETIREMENT, DEATH

  9.1.   Options.

    (A)  Options Granted Prior to June 1, 1996.

         (i) With respect to each grantee who was first elected or appointed as an Outside Director on or after January 1, 1995, and who ceases to be an Outside Director for any reason other than death, Options which have been granted prior to June 1, 1996 and which are exercisable on the date of cessation of service shall continue to be exercisable by the grantee for ninety days following the date of cessation of service, but in no event after the expiration of the Option Period.

         (ii) With respect to each grantee who was first elected or appointed as an Outside Director prior to January 1, 1995: (A) if such grantee ceases to serve as an Outside Director (other than because of his or her death) and, as of the date of such cessation of service is eligible for a benefit under the Interpublic Outside Directors' Pension Plan, Options which have been granted prior to June 1, 1996 and which are exercisable on the date of cessation of service shall continue to be exercisable by the grantee for sixty months following the date of retirement from the Board, but in no event after the expiration of the Option Period, and (B) if such grantee ceases to serve as an Outside Director (other than because of his or her death) and, as of the date of such cessation of service is not eligible for a benefit under the Interpublic Outside Directors' Pension Plan, PAGE

Options which have been granted prior to June 1, 1996 and which are exercisable on the date of cessation of service shall continue to be exercisable by the grantee for ninety days following cessation of service, but in no event after the expiration of the Option Period.

         (iii)     Upon the death of a grantee while
serving as an Outside Director, Options which have been granted prior to June 1, 1996 and which are exercisable on the date of death shall be exercisable thirty-six months from date of death, but in no event after expiration of the Option Period, by the grantee's legal representatives, heirs or beneficiaries.

    (B)  Options Granted On or After June 1, 1996.

    With respect to each grantee who receives a grant of Options on or after June 1, 1996, and who ceases to be an Outside Director for any reason (including without limitation death), such Options which have been granted on or after June 1, 1996 and which are exercisable on the date of cessation of service shall continue to be exercisable by the grantee or the grantee's legal representatives, heirs or beneficiaries for thirty-six months following the date of cessation of service, but in no event after the expiration of the Option Period.

  9.2. Restricted Shares. Upon a grantee's cessation of service as an Outside Director for any reason (including death), on or after the first anniversary of the date on which the Restricted Shares were granted, the Restriction Period shall lapse on the date of the grantee's cessation of service with respect to a fraction of the Restricted Shares awarded to such grantee. The numerator of the fraction shall be the number of months that have elapsed since the Restricted Shares were granted, and the denominator of the fraction shall be the number of months in the Restriction Period; provided that in the case of a fractional month, a period of fifteen days or more shall be treated as a full month, and a period of less than fifteen days shall be disregarded.

  9.3.   Forfeiture.

    (A) If an Option is not exercisable on the date on PAGE which the grantee ceases to serve as an Outside Director, or if an Option is not exercised in full before it ceases to be exercisable in accordance with Article VI hereof and the preceding provisions of this Article IX, the Option shall, to the extent not previously exercised, thereupon be forfeited.

    (B) If a grantee's interest in any Restricted Shares shall be terminated pursuant to Section 8.2B of the Plan, he or she shall forthwith deliver to the Secretary or any Assistant Secretary of the Corporation the certificates for such shares, accompanied by such instrument of transfer as may be required by the Secretary or any Assistant Secretary of the Corporation.


                           ARTICLE X
     ADMINISTRATION, AMENDMENT AND TERMINATION OF THE PLAN

  10.1. Administration. The Plan shall be administered by the Committee.

  10.2. Amendment and Termination. The Plan may be terminated or amended by the Committee as it deems advisable. However, an amendment revising the size or frequency of awards of Options or Restricted Shares, the duration of the Restriction Periods for Restricted Shares, or the exercise price, date of exercisability or Option Period of an Option shall not be made more frequently than every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended. No amendment may revoke or alter in a manner unfavorable to the grantees any Options or Restricted Shares then outstanding, nor may the Committee amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Act or any other requirement of any applicable law or regulation.

  10.3. Expiration of the Plan. Options or Restricted Shares may not be granted under the Plan after June 7, 2004, but Options granted prior to that date shall continue to become exercisable and may be exercised according to the terms of the Plan.
PAGE

                           ARTICLE XI
                      NONTRANSFERABILITY

  11.1. Options Not Transferable. No Options granted under the Plan are transferable other than by will or the laws of descent and distribution. During the grantee's lifetime, an Option may be exercised only by the grantee or the grantee's guardian or legal representative.

                          ARTICLE XII
                COMPLIANCE WITH SEC REGULATIONS

  12.1. Rule 16b-3. It is the Corporation's intent that the Plan comply in all respects with new Rule 16b-3 under the Act and that the Plan qualify as a formula plan meeting the conditions of paragraph (c)(2)(ii) of new Rule 16b-3. If any provision of the Plan is found not to be in compliance with the Rule, or the Plan is found not to qualify as such formula plan, any provision which is not in compliance or does not qualify shall be deemed to be null and void. All grants and exercises of Options, and grants of Restricted Shares, under the Plan shall be executed in accordance with the requirements of Section 16 of the Act and any regulations promulgated thereunder.


                          ARTICLE XIII
                      RIGHTS OF DIRECTORS

  13.1. Rights to Awards. Except as provided in the Plan, no Outside Director shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action thereunder shall be construed as giving any Outside Director any right to be retained in the services of the Corporation in any capacity.

                                                                 APPENDIX

                  FORM OF PROXY

       THE INTERPUBLIC GROUP OF COMPANIES, INC.

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

   THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 20, 1996



The undersigned hereby constitutes and appoints Eugene P. Beard, Philip H. Geier, Jr. and Nicholas J. Camera, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE INTERPUBLIC GROUP OF COMPANIES, INC. to be held in The Equitable Center, 787 Seventh Avenue, New York, New York, on Monday, May 20, 1996 at 9:00 A.M. Eastern Time, and at any adjournments, thereof, on all matters to come before the meeting.


    Election of Directors.  Nominees:

  Eugene P. Beard, Frank J. Borelli, John J. Dooner, Jr.,
  Philip H. Geier, Jr., Frank B. Lowe, Leif H. Olsen,
  Martin F. Puris, Allen Questrom, J. Phillip Samper and Joseph J. Sisco



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

    PLEASE MARK YOUR
    VOTES AS IN THIS       X
    EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote FOR proposals 2, 3 and 4 and AGAINST Proposal 5.

                             FOR       WITHHELD

1.   Election
      of Directors.
      (see reverse)

     For, except vote withheld from the following nominee(s):

                             FOR       AGAINST   ABSTAIN
2.   Approval of the 1996 Stock
     Incentive Plan


                             FOR       AGAINST   ABSTAIN
3.   Approval of Amendments to
     the Outside Directors' Stock
     Option Plan


                             FOR       AGAINST   ABSTAIN

4.   Confirmation of independent
     accountants.


                             FOR       AGAINST   ABSTAIN

5.   Stockholders' Resolution
     Regarding Northern Ireland



Signature(s)___________________________          Date________________________

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.